UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
__________________________________________________
Filed by the Registrant ☒  Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
AURINIA PHARMACEUTICALS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of the 2026 Annual General Meeting of Shareholders
To Be Held Virtually on June 3, 2026
April 21, 2026
To the Shareholders of Aurinia Pharmaceuticals Inc. (the “Company”):
The 2026 annual general meeting of shareholders (the “Meeting”) of the Company will be held via live webcast at https://meetings.lumiconnect.com/400-059-506-004 (meeting ID: 400-059-506-004; case sensitive password: aurinia2026) on June 3, 2026 at 12:00 p.m., Eastern Time. The Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement and management information circular (the “Proxy Statement/Circular”):
1.To elect five director nominees named in the Proxy Statement/Circular, each to serve until the 2027 annual general meeting of shareholders or until their qualified successor has been duly elected or appointed;
2.To approve the appointment of PricewaterhouseCoopers LLP, Chartered Professional Accountants, as the Company’s independent registered public accounting firm until the close of the 2027 annual general meeting of shareholders or until a successor is appointed;
3.To approve, on a non-binding advisory basis, the Company’s executive compensation set forth in the Proxy Statement/Circular (the “say-on-pay” vote); and
4.To transact any other matters that may properly be brought before the Meeting or any adjournment or postponement thereof.
Only shareholders of record at the close of business on April 14, 2026 are entitled to notice of, and to vote on, the proposals described in the Proxy Statement/Circular.
The Company’s board of directors (the “Board”) has determined 11:59 p.m., Eastern Time, on June 2, 2026, or no later than 48 hours (excluding Saturdays, Sundays and holidays) before any adjournment or postponement of the Meeting, as the time before which proxies to be used or acted upon at the Meeting or any adjournment or postponement thereof must be deposited with the Company’s transfer agent. The time limit for the deposit of proxies may be waived or extended by the chair of the Meeting. Failure to properly complete or deposit a proxy may result in its invalidation.
DATED this 21st day of April, 2026

By Order of the Board

/s/ Kevin Tang
Kevin Tang
Chief Executive Officer and Chair of the Board

The Meeting will be a completely virtual meeting. Whether or not you expect to virtually attend the Meeting, please complete, date, sign and return the proxy that was mailed to you or made available to you via the Notice (as defined below), or vote over the telephone or the Internet as instructed in these materials and in the Notice, as promptly as possible in order to ensure your representation at the Meeting. Please note that if your common shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting (instead of doing so in advance), you must obtain a legal proxy issued in your name from the holder of record.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD VIRTUALLY ON JUNE 3, 2026: THIS PROXY STATEMENT/CIRCULAR, THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND THE COMPANY’S 2025 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT WWW.PROXYVOTE.COM OR REFER TO SUCH OTHER INSTRUCTIONS FROM YOUR INTERMEDIARY.

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), and in accordance with an exemptive relief order granted by the British Columbia Securities Commission and Ontario Securities Commission to the Company on February 24, 2023, we have elected to provide proxy materials electronically rather than by mail. Accordingly, we will mail, on or about April 21, 2026, a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record and beneficial owners as of the close of business on April 14, 2026 (the “Record Date”). The Company has elected to use the procedure known as “stratification” in relation to its notice-and-access method of delivery of materials. The Company is mailing physical proxy materials only to registered shareholders and beneficial shareholders who specifically request them. On the date of mailing of the Notice, all shareholders will have the ability to access all of the proxy materials, consisting of the Notice, the accompanying proxy statement and management information circular (the “Proxy Statement/Circular”) and the Company’s 2025 Annual Report on Form 10-K electronically at www.sedarplus.ca, www.sec.gov and our website, https://www.auriniapharma.com/investors. We will provide paper copies of these proxy materials free of charge to any shareholder who requests them. To request a paper copy, please send your request to Aurinia Pharmaceuticals Inc., Corporate Secretary, #140 - 14315 118 Avenue, Edmonton, Alberta, T5L 4S6, Canada, or call (250) 744-2487.

Voting is Easy. Vote Well in Advance of the Deadline on June 2, 2026 at 11:59 p.m. (Eastern Time)

PROXY STATEMENT AND MANAGEMENT INFORMATION CIRCULAR
FOR THE 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS
To be Held Virtually on June 3, 2026

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

What is the purpose of this Proxy Statement and Management Information Circular (the “Proxy Statement/Circular”)?
This Proxy Statement/Circular is being furnished because the board of directors (the “Board”) of Aurinia Pharmaceuticals Inc. (the “Company” or “Aurinia”) is soliciting your proxy to vote at the 2026 Annual General Meeting of shareholders, or at any adjournments or postponements thereof (the “Meeting”) to be held virtually on Wednesday, June 3, 2026 at 12:00 p.m., Eastern Time. The Proxy Statement/Circular will first be mailed on or about April 21, 2026 to all registered shareholders entitled to vote at the Meeting. The Notice of Internet Availability of Proxy Materials (the “Notice”) will first be mailed on or about April 21, 2026 to all beneficial shareholders entitled to vote at the Meeting.
How can I attend the Meeting?
This year’s Meeting will be held via live webcast at https://meetings.lumiconnect.com/400-059-506-004 (meeting ID: 400-059-506-004; case sensitive password: aurinia2026) on June 3, 2026 at 12:00 p.m., Eastern Time. Shareholders may vote and submit questions during the Meeting via live webcast. The Meeting platform is designed to permit shareholders to participate in a manner comparable to an in‑person meeting.
Who can vote at the Meeting?
Only shareholders of record at the close of business on April 14, 2026 (the “Record Date”) will be entitled to vote at the Meeting. On the Record Date, there were 129,938,324 common shares issued and outstanding. Each common share entitles the holder to one vote with respect to each matter submitted to shareholders at the Meeting. Each shareholder is entitled to appoint any other person to represent them at the Meeting, and at any adjournment or postponement thereof. If a shareholder wishes to appoint a person or company other than the nominees presented by the Board, they may do so by inserting the name of their chosen proxyholder in the space provided and as instructed on the proxy card.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Shareholder of Record: Common Shares Registered in Your Name
If on the Record Date your common shares were held in your name with our transfer agent, Computershare Trust Company of Canada (“Computershare”), then you are, with respect to those common shares, the “shareholder of record.” As a shareholder of record, you may vote online at the Meeting or vote by proxy by mail, over the telephone or on the Internet as instructed below.
Beneficial Owner: Common Shares Registered in the Name of a Bank, Broker, Fiduciary or Custodian
If on the Record Date your shares were held by a bank, broker, fiduciary or custodian, then you are, with respect to those common shares, the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your common shares is considered the shareholder of record for purposes of voting at the Meeting. As a beneficial owner, you are invited to attend the Meeting; however, since you are not the “shareholder of record,” you may not vote your shares online at the Meeting unless you request and obtain a valid proxy from the organization holding your common shares.
In accordance with National Instrument 54-101 and with the exemptive relief granted by the British Columbia Securities Commission and Ontario Securities Commission to the Company on February 24, 2023, the Company is distributing the Notice to clearing agencies and intermediaries for distribution to beneficial owners. Such agencies and intermediaries must forward the Notice to beneficial owners. Aurinia does not intend to pay for the organization holding your common shares to forward the proxy-related materials to beneficial shareholders who have objected to sharing their information with the Company (“OBOs”) and OBOs will not receive the proxy-related materials unless the OBO’s intermediary assumes the cost of delivery.
OBOs should contact their intermediary if they wish to receive the proxy‑related materials. Aurinia will provide paper copies of these proxy materials, free of charge to any shareholder who requests them. To request a paper copy, please send your request to Aurinia Pharmaceuticals Inc., Corporate Secretary, #140 - 14315 118 Avenue, Edmonton, Alberta, T5L 4S6, Canada, or call (250) 744-2487.

How do I register to attend the Meeting?
If you are a shareholder of record, you do not need to register to attend the Meeting. Please follow the instructions on the proxy card that you received.
If you are a beneficial owner and wish to vote (or have a third party vote on your behalf) online at the Meeting, strike out the names of the management designees and insert your (or a third party’s) name into the appropriate space on the voting instruction form (the “VIF”). Do not fill out your voting instructions. Follow the instructions for submitting the VIF by the appropriate deadline, as the instructions and deadline may vary depending on the intermediary. It is important that you comply with the signature and return instructions provided by your intermediary.
You must also register yourself (or the third party) as a proxy holder at www.investorvote.com by 11:59 p.m., Eastern Time, on June 2, 2026 and provide Computershare with your (or the third party’s) contact information so that Computershare may provide you (or the third party) with a username via email shortly after this deadline. Without a username, you (or the third party) will not be able to vote or ask questions at the Meeting.
For U.S. beneficial owners, to register to attend the Meeting online by webcast, you must submit proof of your proxy power (legal proxy) reflecting your holdings in the Company, along with your name and email address to Computershare using the below contact information. Requests for registration must be labeled as “Legal Proxy” and be received no later than 11:59 p.m., Eastern Time, on June 2, 2026.
You will receive a confirmation of your registration by email after Computershare receives your registration materials.
Requests for registration should be directed to Computershare at the following:
By email:
Forward the email from your bank, broker, fiduciary or custodian, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail:
Computershare
Attention: Proxy Department
100 University Avenue, 8th Floor
Toronto, Ontario, M5J 2Y1
By fax:
1-866-249-7775 for faxes sent from within Canada and the U.S. (or 1-416-263-9524 for faxes sent from outside Canada and the U.S.)

What am I voting on, and how many votes are needed to approve each proposal?
The three proposals to be voted on at the Meeting are set forth in the table below. The Board unanimously recommends that shareholders vote “FOR” each director nominee and “FOR” Proposals 2 and 3.
Votes will be counted by the scrutineer. The following table summarizes the voting requirements for each of the proposals and the effect of abstentions and broker non-votes:

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	To elect the following five director nominees presented by the Board: Kevin Tang, Jeffrey Bailey, Kathy Goetz, Craig Johnson and Tina S. Nova, Ph.D.
Director nominees are elected by a plurality of the “FOR” votes cast. If you select “WITHHOLD” with respect to the election of a nominee, your vote will not be counted as a vote cast for the purposes of electing such nominee; however, under the Company’s Majority Voting Policy (discussed further below), a director is required to tender their resignation for consideration by the Board if the director receives more “WITHHOLD” votes than “FOR” votes.
			None	None
2
To approve the appointment of PricewaterhouseCoopers LLP (“PwC”), Chartered Professional Accountants, as the Company’s independent registered public accounting firm until the close of the 2027 Annual General Meeting of shareholders or until a successor is appointed.

The appointment of PwC will be approved by “FOR” votes from the holders of a majority of votes cast. For purposes of this proposal, votes cast at the Meeting include only those votes cast “FOR” the appointment of the independent registered public accounting firm. If you select “WITHHOLD,” your vote will not be counted as a vote cast for this proposal.
			None	None
3	To approve on a non-binding advisory basis the Company’s executive compensation set forth in this Proxy Statement/Circular (the “say-on-pay” vote).
The Company’s executive compensation will be approved on a non-binding advisory basis by “FOR” votes from the holders of a majority of votes cast. If you select “ABSTAIN,” your vote will not be counted as a vote cast on this proposal. The Board will consider the results of the non-binding advisory vote when considering future decisions related to such proposal.
			None	None

What if another matter is properly brought before the Meeting?
As of the date of this Proxy Statement/Circular, the Board is not aware of any other matters that will be presented for consideration at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the management designated proxy holder (identified on your proxy card) to vote on those matters in accordance with their best judgment.
How do I vote?
Shareholder of Record
If you are a shareholder of record, you may vote online at the Meeting or vote by proxy by mail, over the telephone or through the Internet. Whether or not you plan to attend the Meeting, we urge you to vote by proxy to ensure your vote is counted. If you attend the Meeting and decide to vote online during the Meeting even if you have already voted by proxy, you may vote online pursuant to the provided instructions. Doing so will revoke your prior vote.

•To vote online at the Meeting, follow the instructions to join the Meeting at https://meetings.lumiconnect.com/400-059-506-004, starting at 12:00 p.m., Eastern Time, on Wednesday, June 3, 2026. The meeting ID is 400-059-506-004. The password for the Meeting is aurinia2026 (case sensitive). The webcast will open prior to the start of the Meeting and we recommend that you log in at least 15 minutes before the Meeting to ensure you are logged in when the Meeting begins.
•To vote by mail using the proxy card, complete, sign and date the proxy card delivered to you and return it promptly in the envelope provided. If you return your signed proxy card before the Meeting by 11:59 p.m., Eastern Time, on June 2, 2026, or no later than 48 hours (excluding Saturdays, Sundays and holidays) before any adjournment or postponement of the Meeting, we will vote your shares as you direct.
•To vote over the telephone, dial toll-free 1-866-732-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the proxy card.
•To vote through the Internet, go to www.investorvote.com to complete an electronic proxy card. You will be asked to provide the control number from the proxy card.
Beneficial Owner
If you are a beneficial owner, you should have received voting instructions from your holding organization. Simply follow the voting instructions to ensure that your vote is counted. Aurinia may utilize Broadridge’s QuickVoteTM service to assist eligible shareholders with voting their shares directly over the phone.
Should you wish to vote (or have a third-party vote on your behalf) online at the Meeting, you need to strike out the names of the management designees and insert your (or a third party’s) name into the appropriate space on the VIF. Do not fill out your voting instructions. Follow the instructions for submitting the VIF by the appropriate deadline, as the instructions and deadline may vary depending on the intermediary. It is important that you comply with the signature and return instructions provided by your intermediary.
What happens if I do not vote?
Shareholder of Record
If you are a shareholder of record and do not vote by completing your proxy card, by telephone, through the Internet or online at the Meeting, your shares will not be voted.
Beneficial Owner
If you are a beneficial owner and you do not provide instructions on how to vote your shares, in accordance with section 153 of the Business Corporation Act (Alberta) (the “ABCA”) your bank, broker, fiduciary or custodian is not permitted to vote your shares (a “broker non-vote”).
What if I return a proxy card or otherwise vote without marking voting selections?
If you are a shareholder of record and return a signed and dated proxy card without marking voting selections, your common shares will be voted “FOR” each director nominee and “FOR” Proposals 2 and 3. If any other matter is properly presented at the Meeting, your proxy holder (named on your proxy card) will vote your shares using their best judgment.
Can I submit a question for the Meeting?
Shareholders who attend the Meeting and log in as a registered shareholder using the control number from their proxy card will have an opportunity to submit questions during a portion of the Meeting through the Meeting website. The Chair of the Meeting will have the authority to determine the order in which questions are addressed, and to establish reasonable procedures to promote the fair and orderly conduct of the Meeting, including with respect to time limits and the grouping of similar questions.
What should I do if I need technical support during the Meeting?
The Meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plugins. Attendees should ensure they have a strong Internet connection, allow plenty of time to log in and can hear streaming audio prior to the start of the Meeting.

If you experience any technical difficulties accessing the Meeting or during the Meeting, please email support-ca@lumiglobal.com for assistance. Technicians will be ready to assist you with any technical difficulties you may have, beginning 15 minutes prior to the start of the Meeting, and the technicians will be available through the conclusion of the Meeting. Additional information regarding matters addressing technical and logistical issues, including technical support during the Meeting, will be available on the Meeting website. We encourage shareholders to review the Meeting website in advance of the Meeting for additional information regarding participation, voting and question submission procedures.
Who is paying for this proxy solicitation?
We will pay for the cost of soliciting proxies associated with this Proxy Statement/Circular. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Shareholder of Record
Yes. You can revoke your proxy at any time before the final vote at the Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the Internet.
•You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at Aurinia Pharmaceuticals Inc., #140, 14315 – 118 Avenue Edmonton, AB T5L 4S6 Canada.
•You may virtually attend the Meeting and vote online at the Meeting. Simply attending the Meeting will not, by itself, revoke your proxy.
Your most recently submitted proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner
If you are a beneficial owner, you should follow the instructions provided by your bank, broker, fiduciary or custodian in order to change your vote or revoke your proxy.
When are shareholder proposals and director nominations due for next year’s annual meeting?
From time to time, shareholders may present proposals that may be proper subjects to add to the agenda for consideration at a general meeting of shareholders. The ABCA has specific restrictions on which shareholders can submit shareholder proposals, and the topic of those proposals. A proposal must comply with all of the requirements of the ABCA to be validly submitted. The proposal must be submitted at least 90 days before the anniversary date of the last annual meeting of the Company’s shareholders (being March 5, 2027 for the 2027 annual general meeting of shareholders, based on the planned date for the Meeting).
In addition, there are specific requirements for shareholder proposals under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 14a-8 of the Exchange Act, to be eligible for inclusion in the Company’s proxy materials for the 2027 annual general meeting of shareholders, shareholder proposals must be received by the Company not later than December 22, 2026, which is 120 days prior to the anniversary of the date this Proxy Statement/Circular was first released to shareholders with respect to the Meeting. This date will change if the date of 2027 Annual General Meeting of shareholders is 30 calendar days earlier or later than June 3, 2027. A proposal must comply with all of the requirements of the Exchange Act to be validly submitted.
Accordingly, shareholders should submit any proposals for inclusion in the Company’s proxy materials prior to December 22, 2026 to be in compliance with both requirements. Proposals should be addressed to our Corporate Secretary at Aurinia Pharmaceuticals Inc., #140, 14315 – 118 Avenue Edmonton, AB T5L 4S6 Canada.
We received no shareholder proposals for the Meeting.

The Company’s By-laws (defined below) include advance notice provisions (the “Advance Notice Provisions”) that require that advance notice must be provided to the Company in circumstances where nominations of persons for election to the Board are made by shareholders in specific circumstances. Among other things, the Advance Notice Provisions fix a deadline by which holders of record of common shares must submit director nominations to the secretary of the Company prior to any annual or special meeting of shareholders and sets forth the specific information a shareholder must include in the written notice to the secretary of the Company for an effective nomination to occur.
No person will be eligible for election as a director unless nominated in accordance with the provisions of the Advance Notice Provisions. In the case of an annual meeting of shareholders, notice to the Company must be made not less than 30 days nor more than 65 days prior to the date of the annual meeting; provided, however, in the event that the annual meeting is to be held on a date that is less than 60 days after the date on which the first public announcement of the date of the annual meeting was made, notice must be made not later than the close of business on the tenth day following such public announcement.
Please refer to the full text of the Advance Notice Provisions which are set out in Section 14 of our Amended and Restated By-law No. 2 (the “By-laws”) filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the United States Securities and Exchange Commission (the “SEC”) February 26, 2026 (the “Company’s 2025 Annual Report”).
In addition to the Advance Notice Provisions, the SEC has adopted Rule 14a-19 (known as the universal proxy rules), which governs proxy contests for companies subject to the U.S. proxy rules for shareholder meetings. Under the universal proxy rules, shareholders who seek to nominate a director for election to a company’s board of directors must submit to the company no later than 60 days prior to the anniversary date of that company’s prior annual meeting the information required under Rule 14a-19. The deadline for compliance with the universal proxy rules’ nomination requirements for the annual meeting of shareholders to be held in 2027, provided that meeting is held within 30 days of June 3, 2027, will be April 4, 2027.
The deadline for compliance with both nomination requirements for the Meeting was March 16, 2026. The Company has not received any valid nominations for directors from any third party.

How are votes counted?
Votes will be counted by the scrutineer appointed for the Meeting, who will separately count, for proposals 1 and 2, votes “FOR” or “WITHHOLD”, and with respect to proposal 3, votes “FOR,” “AGAINST” or “ABSTAIN.” Broker non-votes have no impact on the outcome of the vote for Proposals 1, 2 and 3. We do not expect any broker non-votes on Proposal 2.
What is the quorum requirement?
A quorum of shareholders is necessary for the transaction of business at any meeting of shareholders. A quorum will be present if at least two (2) shareholders or proxy holders who hold, in the aggregate, at least thirty-three and one-third percent (33 1/3%) of the outstanding common shares of the Company are present at the Meeting. Common shares that are voted “FOR,” “WITHHOLD,” “AGAINST,” “ABSTAIN” and broker non-votes are treated as being present at the Meeting for purposes of establishing a quorum.
Holders of at least 43,312,775 common shares must be present via virtual attendance or represented by proxy at the Meeting to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your bank, broker, fiduciary or custodian) or if you attend online at the Meeting. If there is no quorum, the holders of a majority of common shares present at the Meeting via virtual attendance or represented by proxy may adjourn the Meeting to another date.
How can I find out the Meeting voting results?
Preliminary voting results may be announced at the Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.
RECEIPT OF FINANCIAL STATEMENTS
At the Meeting, shareholders will receive and consider the annual consolidated financial statements of the Company for the year ended December 31, 2025 and the auditor’s report thereon, but no vote by the shareholders with respect thereto is required or proposed to be taken.

PROPOSAL 1:
ELECTION OF DIRECTORS
Each of the individuals listed below has been nominated for election to the Board, and is an incumbent director. Director nominees elected at the Meeting will hold office until the 2027 annual general meeting of shareholders or until their qualified successor has been duly elected or appointed, unless their office is vacated earlier in accordance with the By-laws of the Company or the ABCA. The Company is not aware whether any of the nominees will be unable or unwilling to serve. However, should the Company become aware of such an occurrence prior to the Meeting, the proxy holder may use the discretionary power granted under such proxy to vote for any substitute nominee(s) whom the Company may select.
Directors are elected by a plurality of the “FOR” votes cast. Accordingly, the five nominees receiving the highest number of affirmative votes will be elected. If you select “WITHHOLD” with respect to the election of a nominee, your vote will not be counted as a vote cast for the purposes of electing such nominee; however, under the Company’s Majority Voting Policy (discussed further below), each director nominee must receive more “FOR” votes than “WITHHOLD” votes.
The Company’s Majority Voting Policy applies only in the event of an uncontested election. Under the Majority Voting Policy, if a director receives more “WITHHOLD” votes than “FOR” votes, such director is required to tender their resignation. Within 90 days of the Board receiving the results of the vote, the Board must announce its determination whether to accept such resignation. The director nominees have agreed to comply with the Company’s Majority Voting Policy and any future nominees will be asked to agree to comply with such policy.

Name, Province, State and Country of Residence	Date First Elected / Appointed	Age	Present Principal Occupation	Position(s) Held with the Company
Kevin Tang California United States	September 12, 2024	59	Chief Executive Officer of the Company	Chief Executive Officer and Chair of the Board
Jeffrey Bailey New Hampshire United States	August 18, 2023	64	Corporate Director	Director
Kathy Goetz Iowa United States	May 15, 2025	59	Corporate Director	Director
Craig Johnson California United States	November 7, 2024	64	Corporate Director	Lead Independent Director
Tina S. Nova, Ph.D. California United States	May 15, 2025	72	Corporate Director	Director
Kevin Tang, Director, Chief Executive Officer and Chair of the Board
Mr. Tang has served as Chief Executive Officer since March 2026 and as Chair of the Board since 2024. He is President of Tang Capital Management, LLC, a life sciences-focused investment company he founded in 2002. From 2014 through its acquisition by Innoviva, Inc. in 2022, Mr. Tang served as Chairman of La Jolla Pharmaceutical Company. In 2013, he founded Odonate Therapeutics, Inc. and served as its Chairman and Chief Executive Officer through 2022. Mr. Tang co-founded Heron Therapeutics, Inc. in 2009 and served as Director from 2009 to 2012 and Chairman from 2012 to 2020. From 2009 through its acquisition by Endo, Inc. (now Keenova Therapeutics plc) in 2010, he served as Director of Penwest Pharmaceuticals Co. In 2006, Mr. Tang co-founded Ardea Biosciences, Inc. and served as a Director through its acquisition by AstraZeneca PLC in 2012. From 2001 to 2008, he served as a Director of Trimeris, Inc. From 1993 to 2001, Mr. Tang was a research analyst at Deutsche Banc Alex Brown, Inc., an investment banking firm, and most recently was a Managing Director and head of the firm’s Life Sciences research group. Mr. Tang received a B.S. degree from Duke University. Our Board has concluded that Mr. Tang should serve as a director based on his experience forming and building biotechnology companies, serving as a director of biotechnology companies and serving as a manager of funds specializing in the area of life sciences.

Jeffrey Bailey, Director, Chair of the Governance & Nomination Committee
Mr. Bailey has served as Director since 2023. He has served as Director of Aberdeen Healthcare Funds since 2023. From 2020 through its acquisition by Aberdeen Investments in 2023, Mr. Bailey served as Chair of Tekla Capital Management LLC, a healthcare-focused investment company. From 2017 through 2023, he served as Chairman of Aileron Therapeutics, Inc. (now Rein Therapeutics, Inc.). Mr. Bailey has held multiple President, Chief Executive Officer and leadership roles at biotechnology and pharmaceutical companies where he oversaw improvements in strategic operations and led the organizations through successful acquisitions, including BioDelivery Sciences International, Inc. from 2020 through its acquisition by Collegium Pharmaceutical, Inc. in 2022, IlluminOss Medical, Inc. from 2018 through its acquisition by HealthpointCapital, LLC in 2020, Neurovance, Inc. from 2015 through its acquisition by Otsuka Pharmaceutical Co., Ltd. in 2017, Lantheus Medical Imaging, Inc. (now Lantheus Holdings, Inc.) from 2013 to 2015 and Fougera Pharmaceuticals Inc. from 2011 through its acquisition by Sandoz Group AG in 2012. From 2010 to 2011, he served as Chief Commercial Officer at King Pharmaceuticals, Inc. (now Pfizer Inc.). From 2008 to 2010, Mr. Bailey was President and General Manager at Novartis AG. From 1984 to 2004, he held various positions at Johnson & Johnson, most recently serving as Vice President of Sales. Mr. Bailey received a B.B.A. degree from Rutgers University. Our Board has concluded that Mr. Bailey should serve as a director based on his background and corporate pharmaceutical experience.
Kathy Goetz, Director
Ms. Goetz has served as Director since 2025. She currently serves as Director of Aberdeen Healthcare Funds (formerly managed by Tekla Capital Management LLC). From 2007 to 2019, Ms. Goetz held various positions at Novartis AG, most recently serving as Vice President and Head of Sales. She has received numerous industry leadership awards, including the Healthcare Businesswomen’s Association Rising Star Award. Ms. Goetz received a B.B.A. degree from Iowa State University. Our Board has concluded that Ms. Goetz should serve as a director based on background and commercial expertise in the rheumatology and nephrology areas.
Craig Johnson, Lead Independent Director, Chair of the Audit Committee and Compensation Committee
Mr. Johnson has served as Director since 2024. He has served as Director of Heron Therapeutics, Inc. since 2014. From 2013 through its acquisition by Bristol-Myers Squibb Company in 2024, Mr. Johnson served as Director of Mirati Therapeutics, Inc. From 2017 to 2022, he served as Director of Odonate Therapeutics, Inc. From 2013 through its acquisition by Innoviva, Inc. in 2022, Mr. Johnson served as Director of La Jolla Pharmaceutical Company. From 2015 to 2018, he served as Director of Decipher Biosciences, Inc. (now Veracyte, Inc.). From 2011 to 2014, Mr. Johnson served as Director of Adamis Pharmaceuticals Corp. (now DMK Pharmaceuticals Corp.). From 2008 through its acquisition by AstraZeneca PLC in 2012, he served as Director of Ardea Biosciences, Inc. (now AstraZeneca PLC). Mr. Johnson served as Vice President and Chief Financial Officer of TorreyPines Therapeutics, Inc. from 2004 until its acquisition by Raptor Pharmaceutical Corp. (now Amgen Inc.) in 2009, and then as Vice President of a wholly-owned subsidiary of Raptor Pharmaceutical Corp. (now Amgen Inc.) from 2009 to 2010. From 1994 to 2004, he held various positions at MitoKor, Inc., most recently serving as Chief Financial Officer and Senior Vice President of Operations. Mr. Johnson practiced as a Certified Public Accountant for PricewaterhouseCoopers LLP. Mr. Johnson received a B.B.A. degree from the University of Michigan-Dearborn. Our Board has concluded that Mr. Johnson should serve as a director based on his experience serving as a director of biotechnology companies and his expertise in financial management.
Tina S. Nova, Ph.D., Director
Dr. Nova has served as Director since 2025. From 2021 to 2023, she served as President of Veracyte, Inc. From 2018 through its acquisition by Veracyte, Inc. in 2021, Dr. Nova served as President and Chief Executive Officer of Decipher Biosciences, Inc. From 2015 to 2018, she served as President and Chief Executive Officer of Molecular Stethoscope, Inc. (now Superfluid Dx, Inc.). From 2014 to 2015, Dr. Nova served as Executive Vice President and General Manager of Illumina, Inc. From 2000 to 2014, including its acquisition by Novartis AG in 2011, Dr. Nova served as President and Chief Executive Officer of Genoptix, Inc. (now Neogenomics, Inc.). From 1984 to 2000, she held various positions at Hybritech, Inc. (now Eli Lilly & Company), Selective Genetics, Inc., and Nanogen, Inc. (now Bruker Corporation). Dr. Nova received a B.S. degree from the University of California, Irvine, and a Ph.D. degree from the University of California, Riverside. Dr. Nova conducted her Post-Doctoral Research at New York University Medical Center. Our Board has concluded that Dr. Nova should serve as a director based on her background and financial experience.

Other Board Membership
The following table identifies the directorships of the directors and director nominees for other reporting issuers or their equivalent:

Name	Name of Issuer	Name of Exchange of Market
Jeffrey Bailey	Funds managed by Aberdeen Investments(1)	NYSE: THW, THQ, HQL, HQH
Kathy Goetz	Funds managed by Aberdeen Investments(1)	NYSE: THW, THQ, HQL, HQH
Craig Johnson	Heron Therapeutics, Inc.	NASDAQ: HRTX
Tina S. Nova, Ph.D.	Exagen Inc. Azenta Inc.	NASDAQ: XGN NASDAQ: AZTA
(1)abrdn Healthcare Investors (NYSE: HQH), formerly Tekla Healthcare Investors; abrdn Life Sciences Investors (NYSE: HQL), formerly Tekla Life Sciences Investors; abrdn Healthcare Opportunities Fund (NYSE: THQ), formerly Tekla Healthcare Opportunities Fund; and abrdn World Healthcare Fund (NYSE: THW), formerly Tekla World Healthcare Fund.
Our Board unanimously recommends
that you vote “FOR” each named nominee.

PROPOSAL 2:
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board recommends that shareholders vote to approve the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm until the close of the 2027 annual general meeting of shareholders or until a successor is appointed. PwC has audited the Company’s financial statements since at least 1997. In accordance with Section 203 of the Sarbanes-Oxley Act, the lead and concurring partners are subject to rotation requirements after 5 years. Representatives of PwC are expected to be present at the Meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us by PwC for each of the periods below.

	Years Ended December 31,
	2025	2024
Audit fees	$842,964	$1,132,698
Audit-related fees	13,850	12,183
Tax fees	47,327	200,279
All other fees	—	—
Total fees	$904,141	$1,345,160
Audit Fees. Audit fees consist primarily of fees for professional services provided by PwC for: (i) the annual audit of our consolidated financial statements and of the effectiveness of internal control over financial reporting included in the Company’s 2025 Annual Report; and (ii) the reviews of our unaudited condensed consolidated financial statements included in our quarterly reports on Form 10-Q.
Audit-Related Fees. Audit-related fees consist of Canadian Public Accountability Board fees for Canadian public company audit clients.
Tax Fees. Tax fees include tax compliance services related to tax return filings, transfer pricing assistance and tax advice for various taxation matters.
Pre-Approval Policy and Procedures
Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. These policies and procedures generally provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee.
All fees for services provided by PwC during the years ended December 31, 2025 and 2024 were pre-approved by the Audit Committee.
Proposed Resolutions
It is proposed that at the Meeting the following resolution be adopted:
“RESOLVED, that the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm until the close of the 2027 annual general meeting of shareholders or until a successor is appointed is hereby approved.”
Our Board unanimously recommends
that you vote “FOR” the foregoing resolution.

PROPOSAL 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
At the Meeting, the shareholders will vote to approve, on a non-binding advisory basis, the Company’s executive compensation in accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) (the “say-on-pay” vote). The say-on-pay vote is an advisory vote on the compensation of the Company’s named executive officers (the “NEOs”), as such compensation is disclosed pursuant to Item 402 of Regulation S-K in the section titled “Executive Compensation” in this Proxy Statement/Circular.
Although the say-on-pay vote is not binding on either the Company, the Board or the Compensation Committee, the Board will carefully assess the voting results. Our Board values the opinions of our shareholders, and will consider our shareholders’ concerns and evaluate what actions may be appropriate to address those concerns as our compensation practices evolve with our business.
We conducted a non-binding advisory vote on the frequency of future say-on-pay votes held at the 2021 annual general and special meeting of shareholders held virtually on June 7, 2021. Shareholders voted in support of holding a non-binding advisory say-on-pay vote every year, instead of every two or three years. The Board considered the outcome of that advisory vote and determined that the Company will hold say-on-pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of say-on-pay votes.
As described in the section of the Proxy Statement/Circular titled “Executive Compensation,” the Board and the Compensation Committee believe that its 2025 policies and practices were appropriately tied to our financial, operational, and corporate performance, supported our commitment to strong compensation governance, and provided market based opportunities to attract, retain, and motivate our executive officers in an intensely competitive market for qualified talent.
Proposed Resolutions
It is proposed that at the Meeting the following resolution be adopted:
“RESOLVED, on a non-binding advisory basis and not to diminish the role and responsibilities of the Company’s Board, that the shareholders approve the executive compensation paid to the Company’s named executive officers disclosed in the Company's proxy statement and management information circular for the annual general meeting of shareholders of the Company to be held virtually on June 3, 2026.”
Our Board unanimously recommends
that you vote “FOR” the foregoing resolution.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Corporate Governance Highlights and Guidelines
We recognize the importance of a good framework for sound, long-term governance and have the following best practices in place:

✓ Majority of the Board (80%) is independent	✓ Annual board and committee self- evaluation	✓ Wholly independent Audit, Compensation and Governance Committees	✓ Majority voting in uncontested elections
✓ Lead Independent Director appointed, given the Chief Executive Officer is also Chair of the Board	✓ Regular director refreshment, together with annual director elections	✓ Regular executive sessions of independent directors	✓ No poison pill in effect
Independence of the Board of Directors
Our Board has determined that all of our directors and director nominees are independent directors, as defined under applicable Nasdaq and Canadian rules, except for Mr. Tang. Mr. Tang is not considered independent by virtue of his position as Chief Executive Officer. Mr. Greenleaf, our former Chief Executive Officer, was not considered independent during the time he served as a director in 2025. There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
Our Chief Executive Officer is also the Chair of the Board. Accordingly, the Board has appointed Mr. Johnson as Lead Independent Director. The Lead Independent Director, among other things, will coordinate the activities of the independent directors, serve as liaison between the Chair of the Board, senior management of Aurinia and the independent directors, and preside at the executive sessions of the independent directors of Aurinia. Having a Lead Independent Director creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board to monitor whether management’s actions are in our best interests. As a result, we believe that having a Lead Independent Director enhances the effectiveness of our Board as a whole.
Role of the Board in Risk Oversight
Our Board is responsible for oversight of our risk management policies and procedures. Our Board administers this oversight function directly through the Board as a whole and through the standing committees of our Board that address risks inherent in their respective areas of oversight. No less than annually, the Board reviews management’s annual enterprise risk assessment and business continuity process. Our Audit Committee oversees the management of: (i) risks associated with our financial reporting, accounting and auditing matters; and (ii) business-related risks such as leadership, continuity, cybersecurity and matters relating to our commercial activities. Our Governance & Nomination Committee (the “Governance Committee”) conducts an annual review of our corporate governance and Board-related policies and charters and recommends updates, if any. The Board as a whole and the various standing committees receive periodic reports from the standing committees, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.
Meetings of the Board of Directors
Our Board met 12 times during the year ended December 31, 2025. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and committees which were held during the portion of the year for which they were directors or committee members, respectively. The Company does not require members of the Board to attend its annual meeting of shareholders; however all of the nominees for director attended the Company’s last annual meeting of shareholders held virtually on May 15, 2025.
Information Regarding Audit, Compensation and Governance Committees of the Board of Directors
Our Audit Committee, Compensation Committee and Governance Committee have authority to engage legal counsel, other experts or consultants as each deems appropriate to carry out its responsibilities. Our Board has determined that each member of these committees are independent under the applicable Nasdaq rules and regulations and Canadian securities laws. The committees operate under written charters that are available for viewing on our website at www.auriniapharma.com, under “Investors.”

The following table provides our current committee membership.

Director	Audit	Compensation	Governance and Nomination
Jeffrey Bailey	X	X	X*
Kathy Goetz		X	X
Craig Johnson	X*	X*
Tina S. Nova, Ph.D.	X		X
* Committee Chair
Audit Committee
Our Audit Committee consists of Mr. Johnson, Mr. Bailey and Dr. Nova. Mr. Johnson serves as Chair of the committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Mr. Johnson is an audit committee financial expert as such term is defined by the SEC rules and has the requisite financial experience as defined by the applicable Nasdaq rules and applicable Canadian securities laws. Each of the members of our Audit Committee is “independent” as such term is defined in Rule 10A-3(b)(1) under the Exchange Act and satisfies the independent director requirements under the Nasdaq rules. Our Audit Committee charter sets forth the responsibilities of the Audit Committee in compliance with the applicable SEC and Nasdaq listing rules and regulations.
Our Audit Committee provides assistance to our Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by pre-approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal control over financial reporting. Our Audit Committee also oversees the audit efforts of our independent accountants and takes those actions that it deems necessary to satisfy itself that the auditors are independent of management. We believe that the composition and functioning of our Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act, all applicable SEC and Nasdaq rules and regulations and applicable Canadian securities laws. We intend to comply with future requirements to the extent they become applicable to us.
Report of the Audit Committee
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2025 with management of the Company. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s 2025 Annual Report.
Craig Johnson, Chair
Jeffrey Bailey
Tina S. Nova, Ph.D.
The information in this Audit Committee Report shall not be deemed “soliciting material,” or to be “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (Securities Act) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
Our Compensation Committee consists of Mr. Johnson, Mr. Bailey and Ms. Goetz. Mr. Johnson serves as Chair of the committee. Each of these individuals is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our Board has determined that each of these individuals is “independent” as defined under the applicable listing standards of Nasdaq, including the standards specific to members of a compensation committee and applicable Canadian securities laws. Our Compensation Committee charter sets forth the responsibilities of the Compensation Committee in compliance with the applicable SEC and Nasdaq listing rules and regulations.

The Company’s compensation philosophy and guiding principles are designed to:
•support the attraction, retention and engagement of global talent and talent mobility while recognizing differences across labor markets, where appropriate;
•engage our talent to achieve critical business and financial objectives that are set by management and the Board, through strategically aligned annual and long-term incentive programs, as appropriate;
•provide target total direct compensation opportunities that are generally aligned with the competitive market and provide both upside and downside earning potential based on company performance; and
•maintain a disciplined use of equity while appropriately recognizing performance, ensuring alignment with the competitive labor market and long-term shareholder interests.
The Compensation Committee may retain special legal, accounting, financial or other consultants to advise the Compensation Committee at the Company’s expense including any executive search firm or any compensation consulting firm. Any such consultant or advisor shall liaise with and answer to the Chair of the Compensation Committee, on behalf of the Compensation Committee. See “Executive Compensation” for further information relating to the Compensation Committee’s engagement of Willis Towers Watson plc (“WTW”) as a compensation consultant in respect of, among other things, executive compensation.
We believe that the composition and functioning of our Compensation Committee complies with all SEC and Nasdaq rules and regulations and applicable Canadian securities laws. We intend to comply with future requirements to the extent they become applicable to us.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this Proxy Statement/Circular. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement/Circular and incorporated by reference into the Company’s 2025 Annual Report.
Craig Johnson, Chair
Jeffrey Bailey
Kathy Goetz
The information in this Compensation Committee Report shall not be deemed “soliciting material,” or to be “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Governance & Nomination Committee
Our Governance Committee consists of Mr. Bailey, Ms. Goetz and Dr. Nova. Mr. Bailey serves as Chair of the committee. Each of these individuals is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our Board has determined that each of these individuals is “independent” as defined under the applicable listing standards of Nasdaq and applicable Canadian securities laws. Our Governance Committee charter sets forth the responsibilities of the Governance Committee in compliance with the applicable SEC and Nasdaq listing rules and regulations.
We believe that the composition and functioning of our Governance Committee complies with all SEC and Nasdaq rules and regulations and applicable Canadian securities laws. We intend to comply with future requirements to the extent they become applicable to us.
At this time, the Governance Committee does not have a written policy with regard to the consideration of director candidates recommended by shareholders. The Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership. However, the Governance Committee would review any shareholder-recommended candidate in substantially the same manner as it would any other candidate, including: (i) reviewing prior experience of the candidate to determine whether they had a background that is appropriate to the Company (including corporate, medical or pharmaceutical experience); and (ii) reviewing the existing skill set of the Board to determine if the candidate was meeting a gap in the existing Board’s skill set. Any nominations by shareholders must also be conducted in compliance with the Advance Notice Provisions included in the Company’s By-laws and the SEC’s Rule 14a-19 (known as the universal proxy rules). If the Governance Committee (and the Board, on recommendation of the Governance Committee) determines to nominate a shareholder-recommended candidate, then the name of the shareholder-recommended candidate will be included in our proxy card for the next annual meeting.

In identifying potential candidates, the Governance Committee may take any approaches it considers reasonable. These may include canvassing existing networks of the Board and the Company’s management team to identify candidates, reaching out to applicable industry groups, or employing a search firm.
Compensation Committee Interlocks and Insider Participation
During the last fiscal year Mr. Bailey, Ms. Goetz, Mr. Johnson, Dr. Karen Smith and Mr. Tang have all served as members of our Compensation Committee. None of our directors who served as members of our Compensation Committee in 2025 were officers or employees of Aurinia during 2025. None of our executive officers currently serves, or in the past year has served, as a member of the Board or compensation committee of any other entity that has one or more executive officers serving on our Board or Compensation Committee.
Shareholder Communications with the Board of Directors
The Board expects that the views of our shareholders will be heard by the Board, its committees or individual directors, as applicable and that appropriate responses will be provided to shareholders on a timely basis. Shareholders wishing to formally communicate with the Board, any committee of the Board, the independent directors as a group or any individual director may send communications directly to our Corporate Secretary at Aurinia Pharmaceuticals Inc., #140, 14315 - 118 Avenue, Edmonton, Alberta, T5L 4S6 Canada, or at legal@auriniapharma.com. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged, copied and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) shareholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.
Code of Conduct and Whistleblower Policy
We have adopted a Corporate Code of Ethics and Conduct (“Code of Conduct”), applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website. The Audit Committee is responsible for monitoring the implementation of the Code of Conduct and must approve any material changes to or waivers of the Code of Conduct regarding our directors or executive officers, and disclosures made in our Annual Report on Form 10-K in such regard. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of the applicable stock exchange concerning any amendments to, or waivers from, any provision of the Code of Conduct. There have been no waivers from the Code of Conduct sought or granted.
It is the responsibility of all of our employees to comply with our Code of Conduct and to report any actual or suspected misconduct, illegal activities or fraud. To that end, employees are encouraged to report any such activities to their supervisor or our Chief Compliance Officer. Under the oversight of the Audit Committee, we have established a Whistleblower Policy, which includes that we maintain a whistleblower hotline that is available to all our employees to report any concerns. The hotline is facilitated by an independent third party and all communications are routed to our Chief Legal Officer for investigation and resolution. The single exception to this routing is if a complaint implicates the Chief Legal Officer, in which case it will automatically go to the Chair of the Audit Committee. We have also defined a Bullying and Harassment Policy and process, which are available to our employees on our internal website.
Corporate Governance and Risk Management
We understand that adhering to established good corporate governance practices is critical to earning and maintaining the trust of our shareholders, customers, employees and other stakeholders, and is essential to building long-term value. Our Governance Committee is responsible for implementing high standards of corporate governance practices.
An effective control system enables companies to pursue their objectives consistently through informed decisions. As part of our commitment, we have established a consistent monitoring and control system across operations. This includes internal controls over financial reporting, the use of best practices (including good clinical, manufacturing, safety and other practices), delivered through a comprehensive quality management system ensuring quality control and assurance across the enterprise, accuracy of government reporting and routine internal audits over key functions of our business.
The Company has a proactive approach to addressing risk, helping to safeguard the long-term sustainability of its business. The crisis management and business continuity program enables Aurinia to refresh our list of current risks and mitigating factors and establish crisis management instructions with a detailed plan for each business department outlining critical processes, internal and external dependencies and recovery strategies.

The Company’s Information Security Policy, in line with best practices such as the E.U. General Data Protection Regulation, manages and executes the information security framework for preserving the confidentiality, integrity, availability and privacy of our information assets. Routine information security training and updates are rolled out to the employee population and metrics are tracked to ensure we have a strong security posture. An information security update is provided quarterly to the Audit Committee, with a detailed review provided at least annually.
Insider Trading Policy
The Company has adopted an Insider Trading Policy that governs the purchase, sale and other dispositions of shares of the Company by the Company and its directors, officers and certain of its employees. The Insider Trading Policy is intended to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. A copy of the Insider Trading Policy was filed as Exhibit 19.1 to the Company’s 2025 Annual Report.

Hedging and Pledging Policies
Our Insider Trading Policy prohibits our employees, executive officers, directors and other insiders from engaging in hedging transactions that involve derivative securities such as short sales, puts, calls and other speculative transactions (excluding stock options that the Company may issue to them) with respect to our common shares at any time regardless of insider status.
Our Insider Trading Policy also prohibits our employees, executive officers, directors and other insiders from holding any securities of the Company in a margin account, or otherwise pledging any securities of the Company as collateral for a loan.
Corporate Cease Trade Orders, Bankruptcies, Penalties or Sanctions
To the knowledge of the directors and officers of the Company, no director nominee of the Company:
1.is, as at the date of this Proxy Statement/Circular, or has been, within 10 years before the date of this Proxy Statement/ Circular, a director, Chief Executive Officer (“CEO”) or Chief Financial Officer (“CFO”) of any company, that:
a.was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation that was issued while the proposed director was acting in the capacity as director, CEO or CFO that was in effect for a period of more than 30 consecutive days; or
b.was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation that was issued after the proposed director ceased to be a director, CEO or CFO and which resulted from an event that occurred while that person was acting in the capacity as director, CEO or CFO that was in effect for a period of more than 30 consecutive days; or
2.is, as at the date of this Proxy Statement/Circular, or has been within 10 years before the date of this Proxy Statement/Circular, a director or executive officer of any company, that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets;
3.has, within the 10 years before the date of this Proxy Statement/Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold its assets; or
4.has been subject to:
a.any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or
b.any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable security holder in deciding whether to vote for a proposed director.

EXECUTIVE OFFICERS OF THE COMPANY
The following table sets forth information concerning our executive officers as of the date of this Proxy Statement/Circular.

Name	Age	Position(s)
Kevin Tang	59	Chief Executive Officer and Chair of the Board
Ryan Cole	39	Chief Operating Officer
Michael Hearne	63	Chief Financial Officer
Stephen Robertson	44	Chief Legal Officer, Corporate Secretary and Chief Compliance Officer
Kevin Tang, Chief Executive Officer and Chair of the Board
Refer to “Proposal 1: Election of Directors” Section for Mr. Tang’s biography.
Ryan Cole, Chief Operating Officer
Mr. Cole has served as Aurinia’s Chief Operating Officer since March 2026. He has served in various positions at Tang Capital Management, LLC since 2014, most recently serving as Chief Operating Officer. From 2014 to 2021, Mr. Cole served in various positions at Odonate Therapeutics, Inc., most recently serving as Senior Vice President of Operations. From 2012 to 2014, he served as Senior Financial Analyst, Mergers and Acquisitions at Life Technologies Corporation (now Thermo Fisher Scientific Inc.). From 2009 to 2012, Mr. Cole served in various positions at Ernst & Young LLP, most recently serving as Senior, Assurance and Advisory Services. Mr. Cole received a B.S. degree from Santa Clara University and is a Certified Public Accountant (inactive) in the State of California.
Michael Hearne, Chief Financial Officer
Mr. Hearne has served as Aurinia’s Chief Financial Officer since March 2026. He has served as Chief Financial Officer of Tang Capital Management, LLC since 2015. From 2020 through its acquisition by Innoviva, Inc. in 2022, Mr. Hearne served as Chief Financial Officer of La Jolla Pharmaceutical Company. From 2015 to 2022, he served in various positions at Odonate Therapeutics, Inc., most recently serving as Chief Financial Officer. From 2014 to 2015, Mr. Hearne served as a partner at Weaver and Tidwell, LLP. From 2000 to 2008, he served as a partner at Rothstein Kass & Company. In 1987, Mr. Hearne started his career in public accounting at Coopers & Lybrand LLP (now PricewaterhouseCoopers LLP). Mr. Hearne received a B.S. degree and a MAcc degree from Brigham Young University and is a Certified Public Accountant (inactive) in the State of California.
Stephen Robertson, Chief Legal Officer, Corporate Secretary and Chief Compliance Officer
Mr. Robertson has served as Chief Legal Officer, Corporate Secretary and Chief Compliance Officer since April 2026. From 2020 to 2026, Mr. Robertson served as Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer. From 2014 to 2020, he served as Partner at Borden Ladner Gervais LLP. From 2015 to 2020, Mr. Robertson served as an Adjunct Professor at the Allard School of Law at the University of British Columbia. Mr. Robertson received an LL.B. degree from the University of Manitoba.
Below are the biographies of our other senior management team members who are also critical to Aurinia’s success.
Stew Kroll, Chief Development Officer
Mr. Kroll has served as Chief Development Officer since 2025. He has served in various positions at Tang Capital Management, LLC since 2016, most recently serving as Managing Director. From 2017 through its acquisition by Innoviva, Inc. in 2022, Mr. Kroll served in various positions at La Jolla Pharmaceutical Company, most recently serving as Chief Development Officer. From 2016 to 2021, he served in various positions at Odonate Therapeutics, Inc., most recently serving as Chief Development Officer. From 2005 to 2016, Mr. Kroll served in various positions at Threshold Pharmaceuticals, Inc., most recently serving as Chief Operating Officer. From 2000 to 2005, he served as Senior Director of Biostatistics at Corixa Corporation (now GSK plc). From 1997 through its acquisition by Corixa Corporation in 2000, Mr. Kroll served in various positions at Coulter Pharmaceutical, Inc., most recently serving as Director of Biostatistics. Mr. Kroll received a B.A. degree and an M.A. degree from the University of California, Berkeley.

Thomas Wei, Chief Scientific Officer
Mr. Wei has served as Chief Scientific Officer since March 2026. He has served as Managing Director of Tang Capital Management, LLC since 2015. From 2015 to 2021, Mr. Wei served in various positions at Odonate Therapeutics, Inc., most recently serving as Chief Scientific Officer. From 2009 to 2015, he served in various positions at Jefferies LLC, most recently serving as Managing Director. From 2003 to 2009, Mr. Wei served in various positions at Piper Jaffray Companies (now Piper Sandler Companies), most recently serving as Managing Director. From 1998 to 2003, he served as a biotechnology equity research analyst at Deutsche Bank AG and Adams, Harkness & Hill, Inc. (now Canaccord Genuity Group Inc.). Mr. Wei received an A.B. degree from Harvard University and an M.B.A. degree from Oxford University.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
This Compensation Discussion and Analysis discusses our executive compensation policies and how and why our Compensation Committee arrived at specific compensation decisions for the year ended December 31, 2025. It provides qualitative information on the factors relevant to these decisions and the manner in which compensation was awarded to our former Named Executive Officers (“NEOs”) for the fiscal year ended December 31, 2025. For 2025, our NEOs consisted of: (i) our former principal executive officer; (ii) our former principal financial officer; and (iii) our three other most highly compensated executive officers as of December 31, 2025, as shown below (the “2025 NEOs”):

Named Executive Officers	Position(s)
Peter Greenleaf(1)	Former President, Chief Executive Officer and Director
Joseph Miller(1)	Former Chief Financial Officer
Matthew Donley(1)	Former Chief Operating Officer
Gregory Keenan, M.D.(1)	Former Chief Medical Officer
Stephen Robertson	Chief Legal Officer, Corporate Secretary and Chief Compliance Officer
(1)Effective March 20, 2026, Mr. Greenleaf, Mr. Miller, Mr. Donley and Dr. Keenan ceased to serve as officers of Aurinia, and Mr. Greenleaf resigned from the Board of Directors of Aurinia effective March 21, 2026.
Information about the compensation awarded to the 2025 NEOs can be found in the “Summary Compensation Table” and related compensation tables below.
2026 Compensation Arrangements
For 2026, the compensation arrangements for Aurinia’s NEOs has changed substantially. Kevin Tang, Chief Executive Officer, has elected to not receive any salary, bonuses, equity awards or other compensation from Aurinia. The annual base salary for Ryan Cole, Chief Operating Officer, will be $300,000, and his target bonus will be 50% of his base salary. The annual base salary for Michael Hearne, Chief Financial Officer, will be $300,000, and his target bonus will be 50% of his base salary.
Executive Summary
The important features of our executive compensation program for 2025 included the following:
•A substantial portion of executive compensation was tied to the Company’s performance. We structured a significant portion of our 2025 NEOs’ compensation to be variable, at risk and tied directly to the Company’s measurable performance.
•Our annual performance incentive program consisted of cash-based awards that were dependent on the Company’s performance in achieving annually determined corporate goals and objectives. Our annual performance-based incentive opportunities for all of our 2025 NEOs were determined by the Board in its sole discretion based on the Company’s achievement relative to pre-determined corporate goals and objectives. Achievement was determined by our Board based on the recommendation of the Compensation Committee.
•We emphasized long-term equity incentives. Equity awards such as performance stock units (“PSUs”) were an integral part of our executive compensation program and comprised the most significant “at-risk” portion of our 2025 NEOs’ compensation package. These awards strongly aligned our 2025 NEOs’ interests with those of the Company by providing a financial incentive to maximize long-term shareholder value and by encouraging our NEOs to remain in our long-term employment. Specifically, for 2025 and 2026, annual equity grants were in the form of stock options and PSUs. These PSUs vest in 4 tranches upon the Company’s common shares achieving four progressively higher target prices, and each tranche is further subject to a one year service period following tranche achievement. Beginning in 2025, RSUs subject only to time-based vesting conditions are no longer being granted.
•Our Compensation Committee was advised by an independent third-party compensation consultant and retained by the Compensation Committee. The compensation consultant advised the Compensation Committee on market practices, including identifying a peer group of companies and their compensation practices so that our Compensation Committee could regularly assess the Company’s individual and total compensation programs against these peer companies, the general marketplace and other industry data points, as appropriate.

Objectives, Philosophy and Elements of Executive Compensation
The Company’s executive compensation program and strategy for 2025 was designed to:
•support the attraction, retention and engagement of global talent and talent mobility while recognizing differences across labor markets, where appropriate;
•engage our talent to achieve critical business and financial objectives that were set by management and the Board, through strategically-aligned annual and long-term incentive programs, as appropriate;
•provide target total direct compensation opportunities that were aligned with the competitive market and provide both upside and downside earning potential based on company and individual performance; and
•maintain a disciplined use of equity while appropriately recognizing performance, ensuring alignment with the competitive labor market and long-term shareholder interests.
To further these objectives, the Compensation Committee oversaw the design of the compensation program that appropriately aligned pay and performance outcomes that were reflective of competitive market practice relative to other pharmaceutical companies of similar size and commercial stage. It aligned the annual performance incentive program to the achievement of objectives that would drive future success and enhance the value of the Company by linking a significant portion of the annual performance incentive to overall corporate performance. The Compensation Committee assessed the performance of the former Chief Executive Officer in accordance with these objectives and made compensation recommendations to the Board for approval.
For 2025, the overall corporate level objectives established as part of the annual performance incentive program included financial and shareholder value targets, commercialization of LUPKYNIS and portfolio progression.
The Company’s compensation program and strategy for its executive officers for 2025 consisted primarily of three main elements: (i) base salary; (ii) an annual performance incentive; and (iii) long-term incentive equity grants.

Element	Objectives	Key Features
Base Salary (fixed cash)
Provided fixed compensation that reflected the executive’s experience and responsibilities, and was reasonably aligned with the salaries of executives with similar responsibilities and experience at peer companies.
•Reviewed annually. •Determined based on individual and corporate performance and informed by market data from peer companies provided by our independent compensation consultant.
Annual Performance Incentive (at-risk cash)
Designed to provide annual performance-based cash compensation based on achievement relative to pre-determined objectives. Motivated executive officers to work toward the achievement of the individual and corporate goals. Underscored pay-for-performance philosophy.

•Reviewed annually.
•Target incentive opportunities were determined based on a combination of internal equity and external market competitiveness.
•Actual payouts were dependent upon achievement of specific corporate performance objectives consistent with our long-term strategic plan and approved by the Board on recommendation from the Compensation Committee.

Long-Term Incentive Equity Grants (at-risk equity)
Designed to align the long-term interests of the executive officers and key employees with those of shareholders to reward the achievement of the long-term objectives of the Company. Underscored pay-for-performance philosophy. Supported the attraction of highly qualified executives and encourages their continued employment over the long-term.

•Reviewed annually.
•Equity awards were approved by the Compensation Committee (other than to the Chief Executive Officer, which are awarded by the Board, based on recommendation from the Compensation Committee).
•Individual awards were determined based on a number of factors, including external market competitiveness, individual and/or company performance, internal equity and/or other inputs.
•For 2025 and 2026, all equity grants for all employees were in the form of either PSUs or stock options. Vesting of PSUs is tied to share price milestones, while stock options only have value if the market price of Aurinia’s common shares appreciates. Time-vested RSUs are no longer being granted.

How We Determine Executive Compensation
Role of our Compensation Committee, Management and the Board
The Compensation Committee is appointed by the Board and has responsibilities related to the compensation of the Company’s directors, officers and employees and the development and administration of the Company’s compensation plans. Our Compensation Committee consists solely of independent members of the Board.
The Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines the principal components of compensation for our executive officers on an annual basis; however, decisions may occur at other times for new hires, promotions or other special circumstances as our Compensation Committee determines appropriate. The Compensation Committee does not delegate authority to approve executive officer compensation.
Role of Executive Officers in Compensation Decisions
For 2025, the Compensation Committee assessed the performance of the former Chief Executive Officer and made recommendations to the Board, and the Board approved all decisions regarding the former Chief Executive Officer’s compensation. The Compensation Committee consulted with the former Chief Executive Officer regarding the performance, assessment and compensation of all the other executive officers to determine the compensation of such executives. Although the Compensation Committee generally considers recommendations from the Chief Executive Officer, decisions regarding the compensation of the Company’s executive officers are made by the Compensation Committee and may reflect factors and considerations other than the information and recommendations provided by the Chief Executive Officer.
Role of Compensation Consultant
The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The Compensation Committee has retained WTW as its compensation consultant, and provides a variety of support for the Compensation Committee, as requested by the Compensation Committee, including analysis to assist in selecting the Company's peer group.
The Compensation Committee has analyzed whether the work of WTW as compensation consultant raises any conflict of interest in accordance with SEC guidelines. Based on its analysis, the Compensation Committee determined that the work of WTW and the individual compensation advisors employed by WTW do not create any conflict of interest pursuant to the SEC rules and Nasdaq listing standards.
Factors Used in Determining Executive Compensation
Our Compensation Committee annually sets the compensation of our executive officers at levels they determine to be competitive and appropriate for each NEO. This is determined based on the professional experience and judgment of the Compensation Committee, which uses guidance and market data provided by WTW. In making executive compensation decisions, the Compensation Committee generally takes into consideration the following factors.
•Company performance as enumerated in our corporate scorecard developed as part of the annual performance incentive program, which for 2025 prioritized financial and shareholder value targets, LUPKYNIS commercialization and portfolio progression;
•Each NEO’s individual performance, scope of job function and critical skill set related to the Company’s performance;
•The need to attract new talent to our executive team and retain existing talent in a highly competitive industry;
•A range of market data reference points such as compensation competitiveness with peer companies (measured by market capitalization within the sector); and
•Recommendations from consultants on compensation policy determinations for the executive officers.
Setting Executive Compensation
Performance goals for the Company are determined early in the year and relate to pre-determined financial, strategic and pipeline milestones and/or achievements which directly link to the Company’s overall business strategy. The Board makes the final determination in respect of setting the Company’s goals each year, based on the recommendation of the Compensation Committee. These objectives can be altered at the discretion of the Board if appropriate due to changes in business factors or conditions, however, no such adjustments were made for 2025. Following the end of the year, the Board, with input from the Compensation Committee and Chief Executive Officer, assesses the achievement of such objectives, and determines a corporate score based on actual performance.
Equity-based awards are determined annually by the Compensation Committee and Board based on the consideration of a variety of factors and are not subject to any minimum amount.

The Compensation Committee engaged WTW to assist in updating the benchmarking data and provide advice on the total direct compensation for the Company’s executive officers, including NEOs, for the 2025 fiscal year. The Compensation Committee must pre-approve any additional services that WTW would provide to the Company at the request of management.
As part of its 2025 benchmarking and review process and based on input from the Compensation Committee, WTW developed a peer group consisting of 20 publicly-listed companies (the “2025 Peer Group”) that were: (i) classified within the pharmaceuticals or biotechnology industries; (ii) had market capitalization most closely aligned with the Company at the time of review; and (iii) had at least one FDA-approved therapeutic drug. While the 2025 Peer Group includes some companies from the peer group selected for the 2024 compensation review, it reflects a significant amount of turnover relative to the prior year given the change in approach described above.
The Company was generally aligned with the 50th percentile of the approved peer group on revenue and market capitalization. The market data used by WTW was obtained from public proxy filings and Radford’s 2024 Global Life Sciences survey (mid-size public company data used for market benchmarking). The 2025 Peer Group consisted of the following 20 publicly-listed companies:

2025 Peer Group
ANI Pharmaceuticals, Inc.	Innoviva Inc.	Sage Therapeutics Inc.
Aquestive Therapeutics Inc.	Ironwood Pharmaceuticals Inc.	Siga Technologies Inc.
Arcutis Biotherapeutics Inc.	Lexicon Pharmaceuticals Inc.	Tarsus Pharmaceuticals Inc.
ARS Pharmaceuticals Inc.	Liquidia Corp	Travere Therapeutics, Inc.
Collegium Pharmaceutical Inc.	MiMedx Group Inc.	Urogen Pharma Ltd.
Day One Biopharmaceuticals Inc.	Pacira Biosciences Inc.	Y-mAbs Therapeutics, Inc.
Evolus Inc.	Phathom Pharmaceuticals Inc.
WTW provided the Compensation Committee with its assessment of competitive market practice with respect to NEO target total direct compensation based on the benchmarking work it performed. The Compensation Committee considered the competitive market data provided by WTW where appropriate and in conjunction with its own assessment of competitive compensation requirements as well as management recommendations.
2025 Executive Compensation Program
Base Salary
The base salaries of our executive officers are reviewed at least annually by our Compensation Committee and adjustments are made to reflect individual and corporate performance, as well as competitive market practices, as necessary. Our Compensation Committee also considers additional performance criteria, such as an executive officer’s ability to lead, organize and motivate others, develop the skills necessary to mature with us, set realistic goals to be achieved in his or her respective area, and recognize and pursue new business opportunities that enhance our growth and success. Any annual adjustment is also reflective of market practices from peer companies as advised by WTW. Annual adjustments to base salaries are effective as of January 1 of each year, with mid-year adjustments to base salaries limited to special circumstances, such as promotions or increased responsibilities, or to align certain base salaries with those of individuals in comparable positions at the companies in our compensation peer group.
The 2024 and 2025 base salaries for our NEOs were as follows:

Named Executive Officers	2024 Base Salary	2025 Base Salary
Peter Greenleaf(1)	$822,877	$822,877
Joseph Miller(1)	$500,701	$526,988
Matthew Donley(1)	$539,321	$567,636
Gregory Keenan, M.D.(1)	$495,187	$516,233
Stephen Robertson(2)	$471,702	$481,900
(1)Effective March 20, 2026, Mr. Greenleaf, Mr. Miller, Mr. Donley and Dr. Keenan ceased to serve as officers of Aurinia.
(2)Mr. Robertson's 2024 and 2025 base salaries were translated from Canadian dollars (“CAD”) to U.S. Dollars (“USD”) using the annual average foreign exchange rates from the Bank of Canada.

Annual Performance Incentive
Our 2025 NEOs were eligible to receive an annual performance incentive consisting of cash-based awards, which are designed to provide incentives to achieve our annual corporate goals. The annual performance incentive that each 2025 NEO was eligible to receive and determination of final payouts were based solely on the achievement of the corporate goals set by the Board, on recommendation from the Compensation Committee.
The 2024 and 2025 target percentage of base salary for our 2025 NEOs were as follows:

Named Executive Officers	2024 Target Percentage of Base Salary	2025 Target Percentage of Base Salary
Peter Greenleaf(1)	70%	70%
Joseph Miller(1)	50%	50%
Matthew Donley(1)	50%	50%
Gregory Keenan, M.D.(1)	45%	45%
Stephen Robertson	50%	50%
(1)Effective March 20, 2026, Mr. Greenleaf, Mr. Miller, Mr. Donley and Dr. Keenan ceased to serve as officers of Aurinia.
The weighting for the corporate goals is 100% for our NEOs. The Board has flexibility to approve payouts ranging from 0-200% of target based on the level of performance achievement determined at year end. In January 2026, the Board and the Compensation Committee evaluated the performance of the Company against the corporate goals and rated our 2025 corporate achievement at 150%.

	2025 Target Annual Cash Incentive		2025 Actual Annual Cash Incentive Paid
Named Executive Officers	% of Base Salary	$	% of Target Annual Cash Incentive	$
Peter Greenleaf(1)	70%	$576,014	150%	$864,021
Joseph Miller(1)	50%	$263,494	150%	$395,241
Matthew Donley(1)	50%	$283,818	150%	$425,727
Gregory Keenan, M.D.(1)	45%	$232,305	150%	$348,458
Stephen Robertson (2)	50%	$240,950	150%	$361,425
(1)Effective March 20, 2026, Mr. Greenleaf, Mr. Miller, Mr. Donley and Dr. Keenan ceased to serve as officers of Aurinia.
(2)Mr. Robertson’s cash incentive paid was translated from CAD to USD using the annual average foreign exchange rate from the Bank of Canada.
Long-term Incentive Equity Grants
In 2025, the Compensation Committee approved long-term incentive grants to our 2025 NEOs in the form of stock options and PSUs with vesting contingent upon the achievement of pre-determined market based performance metrics.

Named Executive Officers	Stock Options (# shares)(2)	Performance Stock Units (# shares)(3)
Peter Greenleaf(1)	443,973	290,728
Joseph Miller(1)	124,393	81,457
Matthew Donley(1)	126,416	82,781
Gregory Keenan, M.D.(1)	95,570	62,583
Stephen Robertson	128,438	84,106
(1)Effective March 20, 2026, Mr. Greenleaf, Mr. Miller, Mr. Donley and Dr. Keenan ceased to serve as officers of Aurinia.
(2)Stock options have a 10-year term and vest over 3 years with one-third of the shares vesting on the 1-year anniversary and the remaining options vesting monthly thereafter.

(3)PSUs vest in 4 tranches upon the Company’s common shares achieving a 20%, 40%, 60% and 80% increase (calculated using a 20-day volume weighted average price), respectively, compared to the grant date price, and each tranche is further subject to a one year service period following tranche achievement.
The long-term incentive equity grants to our NEOs are evaluated and approved by the Compensation Committee (and, in the case of our former Chief Executive Officer, by the Board on recommendation from the Compensation Committee) annually in the context of each NEO’s total compensation. The Compensation Committee (and in the case of the former Chief Executive Officer, the Board) takes into account the market data provided by WTW and the responsibilities and performance of individual NEOs. The Compensation Committee also considers the recommendations of the Chief Executive Officer with respect to grants and any particular individual circumstances.
Other Features of Our Executive Compensation Program
A description of the compensation arrangements for the 2025 NEOs is set out below.
Agreements with Our 2025 NEOs
We had written employment agreements with each of our 2025 NEOs, other than Dr. Keenan. Each of these employment agreements set forth the initial compensation arrangements for the 2025 NEO, including an initial base salary, an annual performance incentive consisting of cash-based awards, and an equity award recommendation. These agreements and the proprietary information and invention assignment agreements each 2025 NEO executed upon commencing employment at the Company also set forth the rights and responsibilities of each party and included, among other rights and responsibilities, the prohibition on the executive officer from engaging directly or indirectly in competition with us, soliciting any of our employees, or disclosing our confidential information.
Below are descriptions of our employment agreements or similar arrangements with our 2025 NEOs including a discussion of the severance payments and other benefits to be provided in connection with an involuntary termination of employment and a change in control of the Company.

Peter Greenleaf, Former President and Chief Executive Officer
On April 11, 2019, Mr. Greenleaf entered into an employment agreement with the Company for the position of President and Chief Executive Officer commencing on April 29, 2019. The agreement provided that he will devote his sole skill and efforts to discharging his duties to the Company on a full-time and exclusive basis and that he would serve as a member of the Board. He was eligible to receive an annual performance incentive with a target payment of 70% of his base salary if the Board, on the recommendation of the Compensation Committee, in its sole discretion, determines that the Company’s performance had met certain short-term and long-term business performance objectives established from time to time by the Board, on the recommendation of the Compensation Committee, subject to any rules the Company developed regarding the incentive scheme. In addition, he was entitled to participate in the Company’s benefits programs and was paid vacation of 30 business days per year. Mr. Greenleaf’s base salary was reviewed annually by the Board, on the recommendation of the Compensation Committee. He agreed to non-competition, non-solicitation, non-disclosure and assignment of intellectual property provisions in favor of the Company.
Pursuant to Mr. Greenleaf’s employment agreement, as modified by resolution of the Board, termination and change of control benefits were as follows:
1.In the event that Mr. Greenleaf’s employment was terminated by the Company without cause, he was entitled to receive severance pay in installments for a period of 18 months equal to his then current base salary and a lump sum payment of a full or partial annual performance incentive as determined in the sole discretion of the Board to be paid no later than the earlier of March 15 of the year following the performance year or the date that performance bonuses were otherwise paid to executives of the Company. In addition, to the extent permitted by law and subject to the terms and conditions of any benefit plans in effect from time to time, the Company was to maintain health and medical benefits pursuant to the benefits section of the employment agreement for the duration of the severance period.
2.In the event that Mr. Greenleaf’s employment was terminated by the Company without cause or by the executive for “good reason” within 12 months following a change in control of the Company, he was entitled to receive a lump sum payment equal to 24 months of his then current base salary, and if awarded and payable, the target annual performance incentive for the year of termination. In addition, the Company was to maintain health and medical benefits pursuant to the benefits section of the employment agreement during the 12-month period following the termination date. All of his unexercised stock awards would have immediately vested upon the termination of his employment and would have been fully exercisable in accordance with the terms and conditions under which the stock awards were granted, subject to the prior expiry of his stock options in accordance with their terms.

Mr. Greenleaf ceased to serve as an officer as of March 20, 2026. In connection with his termination of employment, Mr. Greenleaf entered into a separation agreement with the Company. Per the terms of the agreement, Mr. Greenleaf was provided with a severance package substantially as set out in his employment agreement.
Joseph Miller, Former Chief Financial Officer
On April 8, 2020, Mr. Miller entered into an employment agreement with the Company for the position of Chief Financial Officer. The agreement provided that he would devote his sole skill and efforts to discharging his duties to the Company on a full-time and exclusive basis. In addition to his base salary, which was reviewed annually by the Compensation Committee in conjunction with the Chief Executive Officer, he was eligible to receive an annual performance incentive with a target payment of 50% of his base salary if the Board, on recommendation of the Compensation Committee, in their sole discretion, determined that the Company’s performance had met certain short-term and long-term business performance objectives established from time to time by the Board, subject to any rules the Company may have developed regarding the annual performance incentive program. In addition, he was entitled to participate in the Company’s benefits programs and paid vacation of 20 business days per year. He agreed to non-competition, non-solicitation, non-disclosure and assignment of intellectual property provisions in favor of the Company.
Pursuant to Mr. Miller’s employment agreement, as modified by resolution of the Compensation Committee, termination and change of control benefits were as follows:
1.In the event that Mr. Miller’s employment was terminated by the Company without cause, he was entitled to receive continuing payments of severance pay for a period of 12 months, equal to his then current base salary and a lump sum payment of a full or partial annual performance incentive as determined in the sole discretion of the Board to be paid no later than the earlier of March 15 of the year following the performance year or the date that performance bonuses were otherwise paid to executives of the Company. In addition, to the extent permitted by law and subject to the terms and conditions of any benefit plans in effect from time to time, the Company was to maintain health and medical benefits pursuant to the benefits section of the employment agreement for the duration of the severance period.
2.In the event that Mr. Miller’s employment was terminated by the Company without cause or by the executive for “good reason” within 12 months following a change in control of the Company, he was entitled to receive a lump sum payment equal to 18 months of his then current base salary, and if awarded and payable, the target annual performance incentive for the year of termination. In addition, the Company was to maintain health and medical benefits pursuant to the benefits section of the employment agreement during the 12-month period following the termination date. All stock options and equity-based awards granted and outstanding at the time of termination, which had not yet vested, would have immediately vested upon the termination of his employment and would have been fully exercisable in accordance with the terms and conditions under which the stock options were granted, subject to the prior expiry of his stock options in accordance with their terms.
Mr. Miller ceased to serve as an officer as of March 20, 2026. In connection with his termination of employment, Mr. Miller entered into a separation agreement with the Company. Per the terms of the agreement, Mr. Miller was provided with a severance package substantially as set out in his employment agreement.
Matthew Donley, Former Chief Operating Officer
On July 15, 2019, Mr. Donley entered into an employment agreement with the Company for the position of Executive Vice President, Operations and Strategy. Mr. Donley became our Chief Operating Officer in November 2024. The agreement provided that he would devote his sole skill and efforts to discharging his duties to the Company on a full-time and exclusive basis. In addition to his base salary, which was reviewed annually by the Compensation Committee in conjunction with the Chief Executive Officer, he was eligible to receive an annual performance incentive with a target payment of 50% of his base salary if the Board, on recommendation of the Compensation Committee in their sole discretion, determined that the Company’s performance had met certain short-term and long-term business performance objectives established from time to time by the Board and Chief Executive Officer, subject to any rules the Company may have developed regarding the annual performance incentive program. In addition, he was entitled to participate in the Company’s benefits programs and paid vacation of 20 business days per year. He agreed to non-competition, non-solicitation, non-disclosure and assignment of intellectual property provisions in favor of the Company.
Pursuant to Mr. Donley’s employment agreement, as modified by resolution of the Compensation Committee, termination and change of control benefits were as follows:
1.In the event that Mr. Donley’s employment is terminated by the Company without cause, he was entitled to receive continuing payments of severance pay for a period of 12 months, equal to his then current base salary and a lump sum payment of a full or partial annual performance incentive as determined in the sole discretion of the Board to be paid no later than the earlier of March 15 of the year following the performance year or the date that performance bonuses were otherwise paid to executives of the Company. In addition, to the extent permitted by law and subject to the terms and conditions of any benefit plans in effect from time to time, the Company was to maintain health and medical benefits pursuant to the benefits section of the employment agreement for the duration of the severance period.
2.In the event that Mr. Donley’s employment was terminated by the Company without cause or by the executive for “good reason” within 12 months following a change in control of the Company, he was entitled to receive a lump sum payment equal to 18 months of his then current base salary, and if awarded and payable, the target annual performance incentive for the year of termination. In addition, the Company was to maintain health and medical benefits pursuant to the benefits section of the employment agreement during the 12-month period following the termination date. All stock awards outstanding at the time of termination, which stock awards had not yet vested, would have immediately vested upon the termination of his employment and would have been fully exercisable in accordance with the terms and conditions under which the stock awards were granted, subject to the prior expiry of his stock options in accordance with their terms.
Mr. Donley ceased to serve as an officer as of March 20, 2026. In connection with his termination of employment, Mr. Donley entered into a separation agreement with the Company. Per the terms of the agreement, Mr. Donley was provided with a severance package substantially as set out in his employment agreement.
Stephen Robertson, Chief Legal Officer, Corporate Secretary and Chief Compliance Officer
On September 29, 2020, Mr. Robertson entered into an employment agreement with the Company for the position of Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer. Mr. Robertson became our Chief Legal Officer, Corporate Secretary and Chief Compliance Officer in April 2026. The agreement provides that he will devote his sole skill and efforts to discharging his duties to the Company on a full-time and exclusive basis. In addition to his base salary, which is reviewed annually by the Compensation Committee in conjunction with the Chief Executive Officer, he is eligible to receive an annual performance incentive with a target payment of 50% of his base salary if the Board, on recommendation of the Compensation Committee, in their sole discretion, determines that the Company’s performance has met certain short-term and long-term business performance objectives established from time to time by the Board, subject to any rules the Company may develop regarding the annual performance incentive program. In addition, he is entitled to participate in the Company’s benefits programs and paid vacation of 20 business days per year. He agreed to non-competition, non-solicitation, non-disclosure and assignment of intellectual property provisions in favor of the Company.
Pursuant to Mr. Robertson’s employment agreement, termination and change of control benefits are as follows:
1.In the event that Mr. Robertson’s employment is terminated by the Company without cause, he is entitled to receive continuing payments of severance pay for a period of 12 months, plus one additional month for each full year of employment, up to a maximum of 18 months in the aggregate, equal to his then current base salary and a lump sum payment of a full or partial annual performance incentive as determined in the sole discretion of the Board to be paid no later than the earlier of March 15 of the year following the performance year or the date that performance bonuses are otherwise paid to executives of the Company. In addition, to the extent permitted by law and subject to the terms and conditions of any benefit plans in effect from time to time, the Company is to maintain health and medical benefits pursuant to the benefits section of the employment agreement for the duration of the severance period.
2.In the event that Mr. Robertson’s employment is terminated by the Company upon Change of Control or by the executive for “good reason” within 12 months following a change in control of the Company, he is entitled to receive a continuance payment equal to 18 months of his then current base salary, and if awarded and payable, the target annual performance incentive for the year of termination. In addition, the Company is to maintain health and medical benefits pursuant to the benefits section of the employment agreement during the 12-month period following the termination date. All outstanding awards granted at the time of termination, which have not yet vested, will immediately vest upon the termination of his employment and shall be fully exercisable in accordance with the terms and conditions under which the stock awards were granted, subject to the prior expiry of his stock options in accordance with their terms.
Gregory Keenan, M.D., Former Chief Medical Officer
In addition to his base salary, which was reviewed annually by the Compensation Committee in conjunction with the Chief Executive Officer, Dr. Keenan was eligible to receive an annual performance incentive with a target payment of 45% of his base salary if the Board, on recommendation of the Compensation Committee, in their sole discretion, determined that the Company’s performance had met certain short-term and long-term business performance objectives established from time to time by the Board, subject to any rules the Company may have developed regarding the annual performance incentive program. In addition, he was entitled to paid vacation of 20 business days per year. He agreed to non-competition, non-solicitation, non-disclosure and assignment of intellectual property provisions in favor of the Company.

At the Company’s discretion, in the event of a termination without cause Dr. Keenan would have been eligible to receive a lump sum payment corresponding to 52 weeks’ salary. In order to receive any severance payment from the Company, Dr. Keenan would have been required to timely execute a general release of claims against the Company in a form acceptable to the Company.
Dr. Keenan ceased to serve as an officer as of March 20, 2026. In connection with his termination of employment, Dr. Keenan entered into a separation agreement with the Company. Per the terms of the agreement, Dr. Keenan was provided with a severance package substantially as set out above.
Other Benefits
Our NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We provide a 401(k) plan to all of our U.S. employees and a Registered Retirement Savings Plan (“RRSP”) matching program to all of our Canadian employees, including our NEOs. We do not generally provide perquisites or personal benefits to our NEOs (any perquisites provided to our executives are for matters in conjunction with their services as executives of the Company). We do, however, pay the premiums for term life insurance and disability insurance for all of our employees, including our NEOs.
Our NEOs are also able to participate in our Employee Share Purchase Plan (“ESPP”) as well as receive awards under our Equity Incentive Plan. The ESPP provides eligible employees of the Company with opportunities from time to time to purchase the Company’s common shares at a discounted price (each an “Offering”). The Company may make one or more Offerings to eligible employees under the ESPP. The maximum length for an Offering is 27 months (a “Plan Period”), during which the Company may withhold via payroll deduction the amount (not exceeding 15% of such eligible employee’s earnings) elected by the eligible employee for purposes of purchasing common shares on each purchase date within the Plan Period.
Tax and Accounting Implications
Under Financial Accounting Standard Board ASC Topic 718 (“ASC 718”), we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.
In evaluating the Company’s executive compensation program, the Compensation Committee considers tax and accounting treatment, balancing the effects on the individual and the Company. The Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor, in establishing the cash and equity compensation programs for the executive officers. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits to $1.0 million the amount of remuneration that the Company may deduct in any calendar year for certain executive officers. The Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if a portion of that compensation may not be deductible by reason of the Section 162(m) limitation. Accordingly, the Compensation Committee will continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible.
Grant Practices Specific to Stock Options
Aurinia has certain practices relating to the timing of grants of stock options. In 2025, stock options were granted to all employees of the Company.
The Board does not take material non-public information into account when determining the timing and terms of such awards. Stock options granted to new employees were issued on a pre-determined schedule, on the first Monday of the month following the hiring of the employee. Stock options granted to employees receiving a promotion are generally issued on a pre-determined schedule, being the first Monday of March or July (depending on the effective date of the promotion). Stock options granted to directors are typically granted upon appointment of the director, or upon their re-election at an annual general meeting of the Company. Where the timing for the grant of stock options to a director or as part of the annual award grant to employees would fall within a blackout period established by the Company’s Insider Trading Policy, the stock options are not granted until one trading day after the blackout period has been lifted. The Company does not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation.

Clawbacks
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our Company for any annual performance incentive or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002.
Clawback Policy
On November 22, 2023, the Company adopted an updated clawback policy that complies with the SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and related stock exchange listing rules.
Risk Analysis of Our Compensation Policies and Practices
The Compensation Committee has reviewed the Company’s compensation policies and practices, in consultation with WTW, to assess whether they encourage employees to take inappropriate risks. After reviewing and assessing the Company’s compensation philosophy, terms and practices, including the mix of fixed and variable, short and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, the Compensation Committee determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company as a whole. The Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks; the mix of short-term compensation (in the form of salary and annual performance incentive, if any, which is based on a variety of performance factors), and long-term compensation (in the form of options to purchase our common shares and PSUs) prevents undue focus on short-term results and helps align the interests of the Company’s executive officers with the best interests of the Company.

2025 Summary Compensation Table
The following table sets forth the compensation awarded to, earned by or paid to our 2025 NEOs during the fiscal years ended December 31, 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Peter Greenleaf(5)	2025	822,877	—	1,965,321	2,193,189	864,021	13,182	5,858,590
Former Chief Executive Officer	2024	822,877	—	4,825,917	—	720,017	49,086	6,417,897
	2023	822,877	—	8,999,997	—	710,760	39,725	10,573,359
Joseph Miller(5)	2025	526,988	—	550,649	614,491	395,241	15,378	2,102,747
Former Chief Financial Officer	2024	500,701	—	1,430,935	—	312,938	53,231	2,297,805
	2023	500,701	—	3,093,747	—	342,980	39,509	3,976,937
Matthew Donley(5)	2025	567,636	—	559,600	624,484	425,727	59,641	2,237,088
Former Chief Operating Officer	2024	539,321	—	1,580,576	—	337,076	57,554	2,514,527
	2023	513,640	—	3,656,242	—	341,571	46,633	4,558,086
Gregory Keenan, M.D.(5)	2025	516,233	—	423,060	472,108	348,458	14,382	1,774,241
Former Chief Medical Officer	2024	495,187	—	547,983	—	278,543	5,384	1,327,097
	2023	400,232	—	450,039	453,710	218,706	9,010	1,531,697
Stephen Robertson(6)	2025	481,900	—	568,557	634,473	361,425	80,155	2,126,510
Chief Legal Officer, Corporate Secretary and Chief Compliance Officer	2024	471,702	—	1,416,911	—	294,814	33,002	2,216,429
	2023	478,727	—	2,761,872	—	327,928	29,727	3,598,254
(1)Represents the grant date fair value of RSUs and PSUs granted to the NEO for the applicable year, calculated in accordance with ASC Topic 718, and does not take into account estimated forfeitures related to service-based conditions. The assumptions used in the calculation of the 2025 amounts are included and described under the caption “Equity Incentive Plans” in Note 10 to our consolidated financial statements included in our 2025 Annual Report on Form 10-K. The assumptions used in the calculation of these amounts in prior years are included in our Annual Report on Form 10-K for the applicable year. The grant date market price was the closing price on the date prior to the grant date. For 2023, the grant date fair value for the RSUs and PSUs was $12.01 and $8.99, respectively. For 2024, the grant date fair value for the RSUs was $5.85 and for the PSUs was $5.78. For 2025, the PSUs vest in 4 tranches upon the Company’s common shares achieving a 20%, 40%, 60% and 80% increase (calculated using a 20-day volume weighted average price), respectively, compared to the grant date price, and each tranche is further subject to a one year service period following tranche achievement. The average grant date fair value for the PSUs was $6.76.
(2)Represents the aggregate grant date fair value of the stock options awarded to the NEO for the applicable year, calculated in accordance with ASC Topic 718, and does not take into account estimated forfeitures related to service-based conditions. The assumptions used in the calculation of these amounts are included in our Annual Reports on Form 10-K for the respective years.
(3)The amounts reported in this column represent annual performance-based incentive payouts. For more information, see the section titled “Annual Performance Incentive” in the CD&A and the Grants of Plan-Based Awards table below.
(4)The amounts reported in this column primarily represent the following for 2025: for Mr. Greenleaf, Mr. Miller, Mr. Donley and Dr. Keenan employer contributions to 401(k) of $11,750, $13,946, $14,000 and $14,000, respectively; for Mr. Donley this also includes $30,902 for expenses related to work travel, plus an associated gross up payment of up to $13,307 for applicable taxes related to such travel expenses; and for Mr. Robertson this includes employer contributions to RRSP, medical services plan and $73,415 for employer health tax benefits.
(5)Effective March 20, 2026, Mr. Greenleaf, Mr. Miller, Mr. Donley and Dr. Keenan ceased to serve as officers of Aurinia.
(6)Mr. Robertson’s salary, annual performance incentive and other non-equity compensation were translated from CAD to USD using the annual average foreign exchange rates from the Bank of Canada.

2025 Grants of Plan-Based Awards Table
The following table sets forth information relating to the grant of plan-based incentive awards to our NEOs in 2025:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Closing Price on Date of Grant of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock And Option Awards($)(3)
Name	Grant Date	Threshold (Minimum) ($)	Target ($)	Maximum ($)	Threshold (Minimum) (#)	Target (#)	Maximum (#)
Peter Greenleaf(4)
Annual Performance Incentive	—	—	576,014	1,152,028	—	—	—	—	—	—		—
Performance Stock Unit	2/28/2025	—	—	—	72,682	290,728	290,728	—	—	—		1,965,321
Stock Option Award	2/28/2025	—	—	—	—	—	—	—	443,973	7.55	7.95	2,193,189
Joseph Miller(4)
Annual Performance Incentive	—	—	263,494	526,988	—	—	—	—	—	—
Performance Stock Unit	2/28/2025	—	—	—	20,364	81,457	81,457	—	—	—		550,649
Stock Option Award	2/28/2025	—	—	—	—	—	—	—	124,393	7.55	7.95	614,491
Matthew Donley(4)
Annual Performance Incentive	—	—	283,818	567,636	—	—	—	—	—	—
Performance Stock Unit	2/28/2025	—	—	—	20,695	82,781	82,781	—	—	—		559,600
Stock Option Award	2/28/2025	—	—	—	—	—	—	—	126,416	7.55	7.95	624,484
Gregory Keenan, M.D.(4)
Annual Performance Incentive		—	232,305	464,611	—	—	—	—	—	—
Performance Stock Unit	2/28/2025	—	—	—	15,645	62,583	62,583	—	—	—		423,061
Stock Option Award	2/28/2025	—	—	—	—	—	—	—	95,570	7.55	7.95	472,108
Stephen Robertson
Annual Performance Incentive(5)	—	—	240,950	481,900	—	—	—	—	—	—
Performance Stock Unit	2/28/2025	—	—	—	21,026	84,106	84,106	—	—	—		568,557
Stock Option Award	2/28/2025	—	—	—	—	—	—	—	128,438	7.55	7.95	634,473
(1)These amounts represent annual performance incentive payments for each NEO for 2025. There were no threshold amounts and maximum annual performance incentive amounts were set at 200%. The actual payout is reported under the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table.”
(2)In accordance with the terms of the Company’s Equity Incentive Plan, the exercise price established for stock options is equal to the per share closing price on the day immediately prior to the date of grant.
(3)The PSUs vest in 4 tranches upon the Company’s common shares achieving a 20%, 40%, 60% and 80% increase (calculated using a 20-day volume weighted average price), respectively, compared to the grant date price, and each tranche is further subject to a one year service period following tranche achievement. The estimates of aggregate compensation cost are recognized over the service period determined as of the grant date under FASB ASC Topic 718.
(4)Effective March 20, 2026, Mr. Greenleaf, Mr. Miller, Mr. Donley and Dr. Keenan ceased to serve as officers of Aurinia.
(5)Mr. Robertson’s cash incentive was translated from CAD to USD using the annual average foreign exchange rate from the Bank of Canada.

2025 Outstanding Equity Awards At Fiscal Year-End Table
The following table shows certain information regarding outstanding equity awards for our NEOs as of December 31, 2025. The options to purchase our shares were granted with a per share exercise price equal to the fair market value of one share on the date of grant, as determined in good faith by the Compensation Committee (for NEOs other than the former Chief Executive Officer) and the Board, on recommendation of the Compensation Committee (for our former Chief Executive Officer and without the Chief Executive Officer being present for deliberations and approval). Except as noted below, all of the equity awards were granted under our Equity Incentive Plan.

	Options Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or units of stock that have not vested (#)(3)	Market or Value of Shares or Units That Have Not Vested ($)(4)
Peter Greenleaf(6)	4/29/2019(2)	1,600,000	—	6.17	4/29/2029	—	—
	12/21/2020	817,024	—	13.03	12/21/2030	—	—
	3/2/2022	534,188	—	12.01	3/2/2032	—	—
	3/2/2023	—	—	—	—	222,469	3,548,381
	2/20/2024	—	—	—	—	441,026	7,034,365
	3/4/2024	—	—	—	—	82,692	1,318,937
	2/28/2025	—	443,973	7.55	2/28/2035	—	—
	2/28/2025	—	—	—	—	290,728	4,637,112
Joseph Miller(6)	12/21/2020	270,610	—	13.03	12/21/2030	—	—
	3/2/2022	178,063	—	12.01	3/2/2032	—	—
	3/2/2023	—	—	—	—	76,474	1,219,760
	2/20/2024	—	—	—	—	130,769	2,085,766
	3/4/2024	—	—	—	—	24,519	391,078
	2/28/2025	—	124,393	7.55	2/28/2035	—	—
	2/28/2025	—	—	—	—	81,457	1,299,239
Matthew Donley(6)	8/19/2019	250,000	—	5.73	8/19/2029	—	—
	12/21/2020	236,952	—	13.03	12/21/2030	—	—
	3/2/2022	178,063	—	12.01	3/2/2032	—	—
	3/2/2023	—	—	—	—	90,378	1,441,529
	2/20/2024	—	—	—	—	144,444	2,303,882
	3/4/2024	—	—	—	—	27,083	431,974
	2/28/2025	—	126,416	7.55	2/28/2035	—	—
	2/28/2025	—	—	—	—	82,781	1,320,357
Gregory Keenan, M.D.(6)	3/6/2023(5)	75,158	6,832	8.99	3/6/2033	—	—
	3/6/2023(5)	—	—	—	—	16,687	266,158
	1/30/2024	—	—	—	—	45,495	725,645
	2/28/2025	—	95,570	7.55	2/28/2035	—	—
	2/28/2025	—	—	—	—	62,583	998,199
Stephen Robertson	11/16/2020(5)	298,924	—	13.40	11/16/2030	—	—
	12/21/2020	144,484	—	13.03	12/21/2030	—	—
	3/2/2022	178,063	—	12.01	3/2/2032	—	—
	3/2/2023	—	—	—	—	68,270	1,088,907
	2/20/2024	—	—	—	—	129,487	2,065,318
	3/4/2024	—	—	—	—	24,279	387,250
	2/28/2025	—	128,438	7.55	2/28/2035	—	—
	2/28/2025	—	—	—	—	84,106	1,341,491
(1)All options above except as noted in (2) below vest as follows: 33.333% of the shares subject to the options vest on the 12-month anniversary of the vesting commencement date, and the remaining shares subject to the options vest in equal monthly installments over the next two years. The option exercise price for the grants in 2019 were denominated in CAD and translated for the purposes of this proxy from CAD to USD using the Bank of Canada exchange rate on December 31, 2025.
(2)25% of the shares subject to the options vested on the 12-month anniversary of the vesting commencement date, and the remaining shares subject to the options vested in equal monthly installments over the next three years. This award was granted outside of the Company’s Equity Incentive Plan as an inducement material to the new employee entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4).
(3)RSUs held at fiscal year-end vest in three equal annual installments on the first, second and third anniversary of the grant date. Amounts listed for PSUs granted in 2024 are at 75% of initial grant (representing threshold performance level), based on actual achievement of performance metrics. PSUs granted in 2024 held at fiscal year-end shall vest in two equal installments in the two years following the achievement of metrics. PSUs granted in 2025 vest in 4 tranches upon the Company’s common shares achieving a 20%, 40%, 60% and 80% increase (calculated using a 20-day volume weighted average price), respectively, compared to the grant date price, and each tranche is further subject to a one year service period following tranche achievement.
(4)Amounts reported are calculated using $15.95, the per share closing price on December 31, 2025.
(5)This award was granted outside of the Company’s Equity Incentive Plan as an inducement material to the new employee entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4).
(6)Effective March 20, 2026, Mr. Greenleaf, Mr. Miller, Mr. Donley and Dr. Keenan ceased to serve as officers of Aurinia.
2025 Option Exercises and Shares Vested
The following table provides information on options to purchase our common shares that were exercised and shares that were vested, including the number of common shares acquired and the value realized, for our NEOs during the year ended December 31, 2025:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Peter Greenleaf(2)	—	—	796,606	8,339,174
Joseph Miller(2)	—	—	258,428	2,712,845
Matthew Donley(2)	—	—	292,162	3,085,384
Gregory Keenan, M.D.(2)	—	—	39,434	317,505
Stephen Robertson	—	—	243,190	2,540,313
(1)The value realized is based on the fair market value of the Company’s common stock on the vesting date.
(2)Effective March 20, 2026, Mr. Greenleaf, Mr. Miller, Mr. Donley and Dr. Keenan ceased to serve as officers of Aurinia.

Potential Payments Upon Termination or Change-in-Control
We maintain certain agreements, plans, and programs that require us to provide compensation to our NEOs in the event of a termination of employment or a change in control. For more information including the circumstances that result in potential payments, see “Other Features of Our Executive Compensation Program—Agreements with Our Named Executive Officers” beginning on page 26.

The following table discloses the potential payments upon a qualifying termination of employment or change in control with respect to each NEO, pursuant to their respective employment agreements with the Company, as of December 31, 2025, or discretion of the Board in the case of Dr. Keenan. Each scenario assumes each NEOs’ compliance with a post-employment restrictive covenant agreement and execution of a release of claims.

Name	Cash Severance Payment ($)	Lump Sum Target Bonus Payment ($)(1)	Health Insurance Premiums ($)(2)	Value Realized on Vesting ($)(3)	Benefit Total ($)
Peter Greenleaf(4)
Termination Without Cause Not in Connection with a Change in Control	1,234,316	—	30,414	—	1,264,730
Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control	1,645,754	—	30,414	40,406,579	42,082,747
Joseph Miller(4)
Termination Without Cause Not in Connection with a Change in Control	526,988	—	48,255	—	575,243
Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control	790,482	—	48,255	7,532,494	8,371,231
Matthew Donley(4)
Termination Without Cause Not in Connection with a Change in Control	567,636	—	48,255	—	615,891
Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control	851,454	—	48,255	10,508,104	11,407,813
Gregory Keenan, M.D.(4)
Termination Without Cause Not in Connection with a Change in Control	516,234	—	48,255	—	564,489
Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control	516,234	—	48,255	3,363,440	3,927,929
Stephen Robertson(5)
Termination Without Cause Not in Connection with a Change in Control	682,691	—	1,872	—	684,563
Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control	768,028	—	1,872	7,847,591	8,617,491
(1)The assumption used for lump sum target annual performance incentive payment is that no annual performance incentive is paid. Any payment of an annual performance incentive is at the discretion of the Company.
(2)The assumption used for the health insurance premiums is 12 months of coverage.
(3)The value of vesting acceleration is based on the closing price of $15.95 per common share on December 31, 2025 for unvested awards. For vesting acceleration not in connection with a change in control, we have assumed a qualifying termination as of December 31, 2025.
(4)Effective March 20, 2026, Mr. Greenleaf, Mr. Miller, Mr. Donley and Dr. Keenan ceased to serve as officers of Aurinia and received payments in line with the line item titled “Termination Without Cause Not in Connection with a Change in Control”.
(5)Mr. Robertson’s cash amounts were translated from CAD to USD using the annual average foreign exchange rate from the Bank of Canada.

Pay Versus Performance Disclosure
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1),˒(2),˒(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1),(2),(3) ($)	Value of Initial Fixed $100 Investment based on:(4)		Net Income ($ Millions)	Net Revenue(5) ($ Millions)
					TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	5,858,590	17,551,618	2,060,146	5,138,392	115.33	83.61	287.2	283.1
2024	6,417,897	7,623,575	2,207,895	2,425,045	64.93	63.12	5.8	235.1
2023	10,573,359	14,915,528	3,892,438	5,271,052	65.00	69.15	(78.0)	175.5
2022	8,837,397	(8,899,595)	3,275,710	(748,376)	31.24	70.15	(108.2)	134.0
2021	1,240,389	16,344,707	718,163	4,188,759	165.37	92.16	(181.0)	45.6
(1)Peter Greenleaf was our PEO for each year presented. The individuals comprising the non-PEO NEOs for each year presented are listed below.

2025	2024	2023	2022	2021
Joseph Miller	Joseph Miller	Joseph Miller	Joseph Miller	Joseph Miller
Matthew Donley	Matthew Donley	Matthew Donley	Matthew Donley	Matthew Donley
Stephen Robertson	Stephen Robertson	Stephen Robertson	Stephen Robertson	Stephen Robertson
Gregory Keenan, M.D.	Scott Habig	Volker Knappertz	Massimiliano Colao	Massimiliano Colao
	Gregory Keenan, M.D.		Volker Knappertz
Neil Solomons
(2)The amounts shown for compensation actually paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)Compensation actually paid reflects the exclusions and inclusions of certain amounts for the PEO and the non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.
(4)The peer group total shareholder return (“TSR”) set forth in this table utilizes the Russell 3000 Biotech Index. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the Russell 3000 Biotech Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)We determined net revenue to be the most important financial performance measure used to link Company performance to compensation actually paid to our PEO and non-PEO NEOs in 2025. This performance measure may not have been the most important financial performance measure for 2021 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Reconciliation of Summary Compensation Table to Compensation Actually Paid

Year	Summary Compensation Table Total for Peter Greenleaf ($)	Exclusion of Stock Awards and Option Awards for Peter Greenleaf ($)	Inclusion of Equity Values for Peter Greenleaf ($)	Compensation Actually Paid to Peter Greenleaf ($)
	(a)	(b)	(c)	(d) = (a) + (b) + (c)
2025	5,858,590	(4,158,510)	15,851,538	17,551,618
2024	6,417,897	(4,825,917)	6,031,596	7,623,575
2023	10,573,359	(8,999,997)	13,342,166	14,915,528
2022	8,837,397	(7,502,011)	(10,234,980)	(8,899,595)
2021	1,240,389	—	15,104,318	16,344,707

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
	(a)	(b)	(c)	(d) = (a) + (b) + (c)
2025	2,060,146	(1,111,855)	4,190,101	5,138,392
2024	2,207,895	(1,280,605)	1,497,755	2,425,045
2023	3,892,438	(3,023,431)	4,402,045	5,271,052
2022	3,275,710	(2,375,417)	(1,648,669)	(748,376)
2021	718,163	—	3,470,596	4,188,759

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:
Inclusion of Equity Values Calculation

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Peter Greenleaf ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Peter Greenleaf ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Peter Greenleaf ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Peter Greenleaf ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Peter Greenleaf ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Peter Greenleaf ($)	Total - Inclusion of Equity Values for Peter Greenleaf ($)
2025	9,525,700	5,200,923	—	1,124,915	—	—	15,851,538
2024	7,425,760	(30,559)	—	(1,363,605)	—	—	6,031,596
2023	8,999,997	1,566,255	—	2,775,914	—	—	13,342,166
2022	2,799,360	(5,421,035)	—	(7,613,305)	—	—	(10,234,980)
2021	—	10,202,439	—	4,901,879	—	—	15,104,318

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	2,546,874	1,361,720	—	281,507	—	—	4,190,101
2024	1,924,311	(15,673)	—	(410,883)	—	—	1,497,755
2023	3,023,431	616,428	—	762,186	—	—	4,402,045
2022	701,513	(656,801)	—	(941,151)	(752,230)	—	(1,648,669)
2021	—	2,255,191	—	1,215,405	—	—	3,470,596

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between compensation actually paid to our PEO, the average of compensation actually paid to our non-PEO NEOs and the Company’s cumulative TSR over the five most recently completed fiscal years.

PEO and Average Non-PEO Compensation Actually Paid Versus Company TSR
Compensation Actually Paid (in millions)
20
15
10
5
0
-5
-10
-15
Company TSR (FYE 2020 Indexed to $100)
180
160
140
120
100
80
60
40
20
2021
2022
2023
2024
2025
Fiscal Year
Peter Greenleaf Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Aurinia Pharmaceuticals Inc. TSR

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between compensation actually paid to our PEO, the average of compensation actually paid to our non-PEO NEOs and our net income during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Income
Compensation Actually Paid ($ Millions)
20
15
10
5
0
-5
-10
-15
Net Income ($ Millions)
300
250
200
150
100
50
0
-50
-100
-150
-200
2021
2022
2023
2024
2025
Fiscal Year
Peter Greenleaf Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Aurinia Pharmaceuticals Inc. Net Income

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Revenue
The following chart sets forth the relationship between compensation actually paid to our PEO, the average of compensation actually paid to our non-PEO NEOs, and our Net Revenue during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Revenue
Compensation Actually Paid ($ Millions)
20
15
10
5
0
-5
-10
-15
Net Revenue ($ Million)
350
300
250
200
150
100
50
0
2021
2022
2023
2024
2025
Fiscal Year
Peter Greenleaf Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Net Revenue

List of Most Important Financial Performance Measures
Net revenue was the sole financial performance measure that the Company used in linking compensation actually paid to our PEO and other NEOs for 2025 to Company performance.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table summarizes our compensation plans under which our equity securities are authorized for issuance at December 31, 2025:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans, excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders
Equity Incentive Plan, as amended and restated as of May 15, 2025(2)	10,781,627	$10.70	9,151,399
2021 Employee Share Purchase Plan	—		1,387,264
Equity compensation plans not approved by security holders(3)	2,231,575	$7.89	__ (4)
Total	13,013,202	$10.02	10,538,663

(1)Calculation does not include RSUs or PSUs, which do not have an exercise price.
(2)A description of our equity compensation plan is described under the caption “Equity Incentive Plans” in Note 10 to our consolidated financial statements included in the Company’s 2025 Annual Report.
(3)These inducement awards were granted outside the Equity Incentive Plan as inducements material to the new employee entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4) or other applicable exemptions available at the time of grant. These awards were granted with a per share exercise price equal to the fair market value of one common share on the date immediately preceding the date of grant. Of the 2,231,575 inducement awards, 2,200,317 are stock options and 1,600,000 vest as follows: 25% of the shares subject to the options vest on the 12-month anniversary of the vesting commencement date, and the remaining shares subject to the options vest in equal monthly installments over the next three years. The remaining 600,317 inducement stock option awards vest as follows: 33.333% of the shares subject to the option vest on the 12-month anniversary of the vesting commencement date, and the remaining shares subject to the options vest in equal monthly installments over the next two years. All of the stock option awards are exercisable for ten years from the date of grant. The remaining 31,258 inducement awards are RSUs and vest in three equal annual installments on the first, second and third anniversary of the grant date.
(4)Our Board has not established any specific number of shares that could be issued without shareholder approval. Inducement grants to new employees are determined on a case-by-case basis, subject to applicable rules for the exemption. Other than possible inducement grants, we expect all equity awards will be made under shareholder-approved plans.

CEO Pay Ratio Disclosure
Under the SEC rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the ratio of the annual total compensation of our former Chief Executive Officer as of December 31, 2025, Peter Greenleaf, to the median of the annual total compensation of all of our employees other than Peter Greenleaf (the “CEO Pay Ratio”).
For fiscal year 2025, the annual total compensation of our median employee (other than the former Chief Executive Officer) was $320,246 and the annual total compensation of the former Chief Executive Officer, as reported in the Summary Compensation Table included in this Proxy Statement/Circular, was $5,858,590. Based on this information, the ratio of the annual total compensation of the former Chief Executive Officer to the median of the annual total compensation of all other employees was approximately 18 to 1.
To identify our median employee, we used the following methodology:
•To determine our total population of employees, we included all employees other than our former Chief Executive Officer as of December 31, 2025 (whether employed on a full-time or part-time basis).
•To identify our median employee from our employee population, we chose as our consistently applied compensation measure the aggregate amount of each employee’s annual base salary and annual performance incentives earned during fiscal 2025 and the grant date fair value of equity awards granted in fiscal 2025 determined in accordance with FASB ASC Topic 718.
•We included all other compensation consistent with what is included in the Summary Compensation Table. For the U.S., this includes employer contributions to 401K, life insurance and expenses for work related travel. For Canada, this includes employer contributions to RRSP, medical services plan and employer health tax benefits.
•We annualized the base salary of employees who were employed by us for less than the entire fiscal year but we did not make any cost-of-living adjustments.
•We did not exclude any non-U.S. employees under the de minimis or other exceptions set forth in Item 402(u) of Regulation S-K.
•Compensation paid in Canadian dollars was converted to U.S. dollars based on the annual average exchange rate for the year ended December 31, 2025 from the Bank of Canada.
The CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with the SEC’s rules and regulations, based on our records and the methodology described above. The SEC’s rules and regulations for identifying the median employee and calculating the CEO Pay Ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies and to use reasonable estimates and assumptions based on their own facts and circumstances.
2026 Compensation Arrangement
For 2026, the compensation arrangement for Aurinia’s Chief Executive Officer has changed substantially. Kevin Tang, who was appointed Chief Executive Officer in March 2026, has elected to not receive any salary, bonuses, equity awards or other compensation from Aurinia.

DIRECTOR COMPENSATION
Non-Employee Director Compensation
The following table sets forth in summary form information concerning the compensation of our non-employee directors for the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)(3)
Current Directors
Kevin Tang(4)	—	—	—
Jeffrey Bailey	74,875	199,998	274,873
Craig Johnson	76,688	199,998	276,686
Kathy Goetz(5)	32,699	339,995	372,694
Tina S. Nova, Ph.D.(5)	34,162	339,995	374,157
Former Directors
Dr. David R.W. Jayne(6)	17,063	—	17,063
Dr. Karen Smith(6)	17,251	—	17,251
Jill Leversage(6)	17,438	—	17,438
(1)This column includes the annual Board retainer and any applicable additional retainers for service as a member or Chair of a committee during 2025.
(2)The Company granted a total of 202,418 stock options on May 16, 2025 with a fair value of $5.34 to each of the then non-management directors. The amounts reported represent the aggregate grant-date fair value of the stock options awarded to the non-employee directors for the applicable year, calculated in accordance with ASC Topic 718 and does not take into account estimated forfeitures related to service-based conditions. The assumptions used in the calculation of these amounts are included and described under the caption “Equity Incentive Plans” in Note 10 to our consolidated financial statements included in the Company’s 2025 Annual Report.
(3)The aggregate remuneration paid to the directors of the Company in 2025 was $1,350,162.
(4)Mr. Tang has elected to waive all compensation for his service as a director. Effective March 23, 2026, he was appointed Chief Executive Officer of the Company and has elected not to receive salary, bonus, equity awards or other compensation from the Company.
(5)Ms. Goetz and Dr. Nova were appointed to the Board on May 15, 2025. In relation to that appointment, Ms. Goetz and Dr. Nova were each granted 63,724 stock options on May 15, 2025. with a fair value of $5.34. The amount reported represents the aggregate grant-date fair value of the stock options awarded to the non-employee directors for the applicable year, calculated in accordance with ASC Topic 718 and does not take into account estimated forfeitures related to service based conditions. The assumptions used in the calculation of these amounts are included and described under the caption “Equity Incentive Plans” in Note 10 to our consolidated financial statements included in the Company’s 2025 Annual Report.
(6)Dr. Jayne, Dr. Smith and Ms. Leversage ceased to be directors as of May 15, 2025.

Non-Employee Director Compensation Policy
Compensation for the directors in such role is determined by the Board upon recommendation of the Compensation Committee. The Compensation Committee has sought advice from third party advisors in respect to the compensation of the directors, most recently WTW in 2025. During 2025, non-employee directors (other than the Chair of the Board) earned an annual retainer fee of $45,000 for serving as a Board member. In 2026, following peer review, the annual retainer fee was increased to $50,000. The Chair of the Board has elected not to receive salary, bonus, equity awards or other compensation. Directors were paid in U.S. dollars at the end of each quarter. Annual committee compensation for 2025 was as follows:

•Compensation Committee Chair Retainer: $15,000
Compensation Committee Member Retainer: $7,500
•Audit Committee Chair Retainer: $20,000
Audit Committee Member Retainer: $10,000
•Governance Committee Chair Retainer: $10,000
Governance Committee Member Retainer: $5,000
In addition to the cash retainers set out above, for 2025 non-employee directors were entitled to an annual equity grant equivalent to $200,000 and an equity grant equivalent to $340,000 upon the election or appointment as a new Board member. In 2026, following peer review, the annual equity grant equivalent award was increased to $250,000. All of the stock options issued to directors are exercisable for ten years and vest in full at 12 months.
In 2026, the Board appointed Mr. Johnson as Lead Independent Director. The Lead Independent Director is entitled to an additional cash retainer fee of $25,000.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information relating to the beneficial ownership of our common shares as of April 14, 2026, by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding common shares (based on statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act);
•each of our directors and each nominee for director;
•each of our 2025 NEOs and current executive officers; and
•all of our current directors and executive officers as a group.
Beneficial ownership is based on 129,938,324 common shares issued and outstanding as of April 14, 2026 (this number excludes 255,220 shares repurchased by the Company that are outstanding and are being submitted for cancellation) and determined in accordance with the rules of the SEC and includes any shares over which a person or group exercises sole or shared voting or investment power plus any shares which such person or group has the right to acquire beneficial ownership of within 60 days of April 14, 2026, whether through the exercise of options or otherwise. Unless otherwise indicated, we believe that the persons or entities identified in this table have voting and investment power with respect to all shares shown beneficially owned by them. Common shares underlying stock options and equity awards that are exercisable or subject to vesting within 60 days of April 14, 2026 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the awards but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise noted below, the address of each director and executive officer is c/o Aurinia Pharmaceuticals Inc., #140, 14315 - 118 Avenue, Edmonton, AB T5L 4S6 Canada.

	Beneficial Ownership(1)
Name of Beneficial Owner	Number of Shares	Percent of Total
Greater than 5% shareholders
Tang Capital Management, LLC(2)	12,229,500	9.4%
BlackRock, Inc.(3)	8,921,049	6.9%
ILJIN(4)	7,393,095	5.7%
Current and Former Directors and Named Executive Officers
Current Directors and Named Executive Officers
Kevin Tang(2)(5)	12,229,500	9.4%
Jeffrey Bailey(6)	107,860	*
Craig Johnson(7)	83,765	*
Kathy Goetz(8)	63,724	*
Tina S. Nova, Ph.D.(8)	63,724	*
Ryan Cole(5)	—	*
Michael Hearne(5)	—	*
Stephen Robertson(9)	948,629	*
Former Named Executive Officers
Peter Greenleaf(10)(11)	4,186,244	3.2%
Joseph Miller(10)(12)	848,334	*
Matthew Donley(10)(13)	1,157,741	*
Gregory Keenan, M.D.(10)(14)	150,343	*
All current directors and executive officers as a group (8 persons)(15)	13,497,202	10.4%
*Indicates beneficial ownership of less than 1% of the total common shares outstanding.
(1)This table is based on information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the SEC.
(2)This information is based solely on the Schedule 13D filed on March 25, 2026 filed by Tang Capital Management, LLC with the SEC. Based on such filing, Tang Capital Management, LLC, a Delaware limited liability company that is the general partner of Tang Capital Partners, LP and Tang Capital Partners International, LP (“TCM”), beneficially owns and has shared dispositive and voting power over 12,229,500 shares with Kevin Tang, a United States citizen who is the manager of TCM and Aurinia’s Chief Executive Officer and Chair of the Board; Tang Capital Partners, LP, a Delaware limited partnership engaged in capital management (“TCP”); Tang Capital Partners International, LP, a Delaware limited partnership engaged in capital management (“TCP International”); Tang Capital Partners III, Inc., a Nevada corporation that is indirectly wholly owned by TCP (“TCP III”) and Tang Capital Partners IV, Inc., a Nevada corporation that is indirectly wholly owned by TCP (“TCP IV” and, collectively with TCM, Mr. Tang, TCP, TCP International and TCP III, the “Reporting Persons”). Kevin Tang is the sole director and Chief Executive Officer of TCP III and TCP IV. Mr. Tang is the President of TCM. The address of TCM, Mr. Tang, TCP and TCP International is 4747 Executive Drive, Suite 210, San Diego, CA 92121. The address of TCP III and TCP IV is 5955 Edmond Street, Las Vegas, NV 89118.
(3)This information is based solely on the Schedule 13G filed on February 12, 2024 by BlackRock, Inc. with the SEC. Based on such filing, BlackRock, Inc. beneficially owns and has sole dispositive power of all such shares and sole voting power over 8,757,844 shares. In addition, each of BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors and BlackRock Fund Managers Ltd are subsidiaries of BlackRock, Inc. which beneficially own certain of the shares. The address for BlackRock, Inc. is listed as 50 Hudson Yards, New York, NY 10001.
(4)This information is based solely on the Schedule 13D/A filed on August 13, 2025 collectively by ILJIN SNT Co., Ltd., ILJIN Steel Co., Ltd., ILJIN GLS Co., Ltd., Sae Kyoung Huh, Seoung Eun Huh and Chin Kyu Huh (collectively, “ILJIN”) with the SEC. Based on such filing, ILJIN beneficially owns an aggregate of 7,393,095 shares. The address for each of the investors listed above is (Dohwa-dong), 45 Maop-daero, Mapo-gu, Seoul, Korea 121-716, Attention: Young Hwa Kim.
(5)Effective March 23, 2026, Kevin Tang was appointed Chief Executive Officer, Ryan Cole was appointed Chief Operating Officer and Michael Hearne was appointed Chief Financial Officer of the Company.
(6)Consists of 85,085 options vesting or exercisable within 60 days of April 14, 2026 and 22,775 common shares owned outright.
(7)Consists of 69,173 options vesting or exercisable within 60 days of April 14, 2026 and 14,592 common shares owned outright.
(8)Consists of 63,724 options vesting or exercisable within 60 days of April 14, 2026 and nil common shares owned outright.
(9)Consists of 674,987 options vesting or exercisable within 60 days of April 14, 2026 and 273,642 common shares owed outright.
(10)Effective March 20, 2026, Mr. Greenleaf, Mr. Miller, Mr. Donley and Dr. Keenan ceased to serve as officers of Aurinia, and Mr. Greenleaf resigned from the Board of Directors of Aurinia effective March 21, 2026.
(11)Consists of 3,136,201 options vesting or exercisable within 60 days of April 14, 2026 and 1,050,043 common shares owned outright.
(12)Consists of 500,503 options vesting or exercisable within 60 days of April 14, 2026 and 347,831 common shares owned outright.
(13)Consists of 717,688 options vesting or exercisable within 60 days of April 14, 2026 and 440,053 common shares owned outright.
(14)Consists of 121,811 options vesting or exercisable within 60 days of April 14, 2026 and 28,532 common shares owed outright.
(15)Includes shares beneficially owned by all of our current executive officers and directors as a group, and excludes shares beneficially owned by all of our former executive officers and directors. Consists of 956,693 options vesting or exercisable within 60 days of April 14, 2026, and 12,540,509 common shares owned outright.

TRANSACTIONS WITH RELATED PERSONS
Certain Related Person Transactions
Since January 1, 2025, there have been no transactions to which we were a party and in which (i) the amounts involved exceeded or will exceed $120,000, and (ii) a director, executive officer, holder of more than 5% of our outstanding common shares, or any member of such person’s immediate family had or will have a direct or indirect material interest, other than the equity and other compensation agreements that are described under “Executive Compensation” and “Director Compensation.”

Policies and Procedures for Transactions with Related Persons
We have adopted a policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For these purposes, a “related person transaction” is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A “related person” is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

If a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, interests, direct and indirect, of the related persons, benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. We collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant shareholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board, takes into account the relevant available facts and circumstances including, but not limited to:
•the risks, costs and benefits to us;
•the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
In determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.
Indemnification agreements
Our constating documents permit us to exculpate, indemnify and insure each of our directors and executive officers to the fullest extent permitted by the ABCA. We have entered into indemnification agreements with each of our directors and executive officers, undertaking to indemnify them to the fullest extent permitted by law, to the extent that these liabilities are not covered by insurance. We have also obtained Directors and Officers insurance for each of our executive officers and directors.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Statements/Circulars or other annual meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
This year, a number of brokers with account holders who are shareholders will be “householding” our proxy-related materials. A single Proxy Statement/Circular will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement/Circular or other annual meeting materials, please notify your broker or the Company. Direct your written request to Aurinia Pharmaceuticals Inc., Corporate Secretary, #140, 14315 - 118 Avenue, Edmonton, AB T5L 4S6 Canada or call (250) 744-2487. Shareholders who currently receive multiple copies of the Proxy Statement/Circular or other annual meeting materials at their addresses and would like to request “householding” of their communications should contact their bank, broker or other nominee or the Company at the address above.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS
The Company has had no material transaction with an “informed person” (as that term is defined under applicable Canadian securities laws) any proposed director of the Company, or any associate or affiliate of any informed person or proposed director.
INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON
Except as described in this Proxy Statement/Circular, no (i) person who has been a director or executive officer of the Company at any time since the beginning of Company’s the last financial year, (ii) proposed nominees for director, or (iii) associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting (other than the election of directors).
OTHER MATTERS
The Board, at the time of the preparation of this Proxy Statement/Circular, knows of no other matters to come before the Meeting other than that referred to herein. If any other matters should properly come before the Meeting, the persons named in the proxy card will have discretionary authority to vote all proxies in accordance with his or her best judgment.
Financial information is provided in the Company’s audited financial statements and management’s discussion and analysis for its most recently completed financial year (each as included in the Company’s 2025 Annual Report). Copies of these documents and additional information relating to the Company are available on the Company’s website www.auriniapharma.com, on SEDAR+ at www.sedarplus.ca or on EDGAR at www.sec.gov.
By Order of the Board

/s/ Kevin Tang
Kevin Tang
Chief Executive Officer and Chair of the Board
April 21, 2026

Appendix A

AURINIA PHARMACEUTICALS INC.

MANDATE OF THE BOARD OF DIRECTORS

A.Introduction
The primary responsibility of the board of directors (“Board”) of Aurinia Pharmaceuticals Inc. (the “Company”) is to oversee the management of the business and to pursue the best interests of the Company. The Board has plenary power and exercises overall responsibility for the management and supervision of the affairs of the Company.

B.Board Size and Criteria
The Board must consist of such a number of directors within the limits as set out in the Company’s articles of incorporation. The By-laws of the Company require that at least two (2) of the Company’s directors must not be officers or employees of the Company or a subsidiary of the Company. A majority of the directors of the Board shall be independent within the meaning of applicable securities laws.
C.Board Meetings
In order for the Board to transact business, a majority of the directors must be present. The Board shall meet on a regular basis and shall schedule a sufficient number of meetings (whether in person, by teleconference or other means permitted by applicable law) to carry out its mandate, which shall occur at least once each quarter.

D.Reports from Committees/Subsidiaries
Unless waived by the Board, each committee chair shall provide a report to the Board on material matters considered by the committee at the first regularly scheduled Board meeting after the committee’s meeting. Each board of a material subsidiary that does not have the same directors as the Board shall provide a report to the Board on material matters considered by the subsidiary board at the first Board meeting after the subsidiary’s meeting.
E.Chair
The Board shall appoint a Chair of the Board (the “Chair”) who shall have responsibility to ensure that the Board discharges its duties and responsibilities. Where it is not appropriate for the Chair to be an independent director, the Board should consider whether it should appoint an independent director to act as a lead director. The Board shall develop a written position description delineating the Chair’s role.
F.Outside Advisors
The Board shall have the authority to retain, at the Company’s expense, independent advisors and consultants to advise the Board as it determines necessary to carry out its duties and to fix the remuneration of such advisors and consultants. The Board may request any officer or employee of the Company, or the Company’s internal or external auditors or legal counsel to attend a meeting of the Board or to meet with any directors of, or consultants to, the Board.
G.Governance
The Board has responsibility for developing the Company’s approach to governance issues although the Governance & Nomination Committee plays a key role by recommending and reporting on governance issues, including ethical conduct, to the Board. The Board may delegate specific governance issues to other committees of the Board. The Board is responsible for establishing the appropriate procedures to ensure that the Board, Board committees and individual directors can function independently of management.
H.General Duties
It is the duty of the directors of the Company to manage, or supervise the management of, the business and affairs of the Company. In exercising his or her duties, every director shall act honestly and in good faith with a view to the best interests of the Company and exercise the care, diligence and skill that a reasonably prudent person would exercise in similar circumstances. Each director is expected to attend all regularly scheduled meetings of the Board and all of the committees on which they serve and to be prepared for such meetings by reviewing materials provided in advance of meetings. Each director shall also comply with the provisions of the Business Corporations Act (Alberta), and the By-laws of the Company.

I.Directors’ Duties and Responsibilities
The Board has responsibility for stewardship of the Company, including:
•identifying candidates, and then hiring and, if so determined by the Board, retaining, a Chief Executive Officer (“CEO”) with the appropriate competencies, professional experience, skills and personal qualities required for the Company, as determined by the Board;
•to the extent feasible, satisfying itself as to the integrity of the CEO and the Company’s other executive officers and that the CEO and other executive officers create a culture of integrity throughout the organization;
•adopting a strategic planning process and approving, at least annually, a strategic plan which takes into account, among other things, the opportunities and risks of the business;
•the identification of the principal risks of the Company’s business, and ensuring the implementation of appropriate systems to manage these risks;
•overseeing succession planning (including appointing, training and monitoring senior management);
•adopting a communication and disclosure policy for the Company;
•overseeing the Company’s internal control and management information systems; and
•developing the Company’s approach to corporate governance, including developing a set of corporate governance principles and guidelines that are specifically applicable to the Company.
In addition to the above, the Board shall:
•with the assistance of the Compensation Committee, review and ratify the employment, appointment, grade levels and compensation of the executive employees of the Company, or any additional employees directly reporting to the CEO, and approve all senior officer appointments;
•with the assistance of the Compensation Committee, develop a position description for the CEO, which together with other board approved policies and practices, should provide for a definition of the limits to management’s responsibilities, and approve the objectives of the Company to be met by the CEO;
•with the assistance of the Compensation Committee, ensure the performance of the CEO is evaluated at least annually;
•with the assistance of the Governance & Nomination Committee, develop a process to evaluate the effectiveness of each director and the Board as a whole, at least annually;
•review and approve the strategic plan, the annual business plan and accompanying capital plan and financial operations budget, including all material capital expenditures;
•approve material divestitures, acquisition and financial commitments;
•with the assistance of the Audit Committee, approve the annual audited financial statements and management’s discussion on such financial statements, report on Form 10-K, management information circular/proxy statement and other annual public documents of the Company required by applicable securities laws;
•with the assistance of the Audit Committee (such assistance including the delegated authority to perform this function itself), approve the quarterly reports to the shareholders, including the unaudited interim quarterly statements and management’s discussion on such financial statements;
•determine the content and frequency of management reports;
•review any recommendations from regulators or the external auditors respecting their assessment of the effectiveness of the internal controls that come to their attention in the conduct of their work; and
•ensure an independent audit/inspection function is in place to monitor the effectiveness of organizational and procedural controls.
Further the Board will also consider periodically or annually as the case may be:
1.In respect of operations of the Board, with the assistance of the Governance & Nomination Committee:
i.assess the needs of the Board with respect to the conduct of the affairs of the Board, including
a.the size of the Board;
b.the frequency and location of Board and committee meetings;

c.procedures for establishing meeting agendas and the conduct of meetings; and
d.the availability, relevance and timeliness of discussion papers, reports and other information required by the Board;
ii.recommend at the first meeting of the Board following each annual meeting, the allocation of directors to each of the Board committees and thereafter, where a vacancy occurs at any time in the membership of any Board committee, recommend a particular director to the Board to fill such vacancy;
iii.oversee continuing education for all directors in respect to the Company; and
iv.oversee the relationship between the Board on the one hand and officers of the Company on the other hand and, if appropriate, make recommendations with a view to ensuring that the Board is able to function independently of management.
2.In respect of governance of the Board, with the assistance of the Governance & Nomination Committee:
i.review periodically the Company’s approach to governance issues;
ii.review periodically the mandate for the Board and the positions description for the Chair, the President and CEO, and the Chief Financial Officer (the “CFO”) of the Company;
iii.review periodically the charters of the committees of the Board and, where appropriate, make recommendations thereon including changes in the role, size, composition and structure of the committees;
iv.conduct periodic surveys of directors with respect to their views on the effectiveness of the Board, the Chair, each committee of the Board and its chair and individual directors;
v.evaluate periodically the performance of the Chair and the chair of each committee and the performance and contribution of individual directors, having regard for the mandate for the Board and position description for the Chair and the results of surveys of the directors, attendance at Board and Board committee meetings and overall contribution;
vi.assess the effectiveness and review the performance of the Board as a whole and each committee of the Board;
vii.review the Company’s director qualification criteria including the number of boards on which directors may sit, director tenure, retirement and succession;
viii.review the procedure to enable an individual director to engage an outside advisor at the expense of the Company; and
ix.recommend policies regarding succession in the event of an emergency or the retirement of the Chair, the CEO, and/or the CFO.
3.In respect of Board composition and director nominations, with the assistance of the Governance & Nomination Committee:
i.review periodically the competencies, appropriate professional experience, skills and personal qualities required of directors to add value to the Company, in light of
a.the activities of the Company and the nature of its investments;
b.the need to ensure that a majority of the Board is comprised of independent directors within the meaning of applicable laws;
c.the constating documents of the Company; and
d.the Company’s governance guidelines;
ii.review the competencies, professional experience, skills and personal qualities of each existing director, and the contributions made by the director to the effective operation of the Board and any significant change in the primary occupation of the director;
iii.ensure candidates understand the demands and expectations of a director of the Company and the role of the Board and its committees; and
iv.oversee an orientation program to familiarise new directors with the business and operations of the Company, including the reporting structure, strategic plans, significant financial, accounting and risk issues and compliance policies, management and the external auditors.

4.In respect of reporting and disclosure requirements of the Board, with the assistance of the Governance & Nomination Committee:
i.review and approve the annual corporate governance report to be made in the proxy circular prepared in connection with the Company’s annual meeting describing the corporate governance practices of the Company with reference to the reporting requirements of applicable securities laws;
ii.review and approve the statement of executive compensation to be made in the proxy circular prepared in connection with the Company’s annual meeting;
iii.review at least annually the “Corporate Disclosure Policy” of the Company;
iv.review at least annually the “Code of Ethics & Conduct” of the Company;
v.review at least annually the “Whistleblower Policy” of the Company;
vi.review at least annually the “Anti-Fraud Policy” of the Company;
vii.review at least annually the “Recruitment Policy” of the Company;
viii.review at least annually the “Indemnity Policy” of the Company;
ix.review at least annually the “Terms of Reference for the Chair of the Board”;
x.review at least annually the “Mandate of the Board of Directors”;
xi.review at least annually the position description for the CEO;
xii.review at least annually the position description for the CFO;
xiii.review at least annually the “Audit Committee Charter”;
xiv.review at least annually the “Compensation Committee Charter”;
xv.review at least annually the “Governance & Nomination Committee Charter”;
xvi.review at least annually the “Disclosure Committee Charter”;
xvii.review at least annually the “Insider Trading Policy”;
xviii.review at least annually the “Clawback Policy”; and
xix.review at least annually the “Majority Voting Policy.”

Appendix B

STATEMENT OF CANADIAN CORPORATE GOVERNANCE PRACTICES
The Company is committed to the highest standards of corporate governance. The Board and each of its committees have continued to refine the Company’s governance policies and procedures in light of recent regulatory initiatives that have been adopted to improve corporate governance.
The following disclosure is completed in respect of the requirements of Canadian securities instruments, and may not reflect corporate governance standards from a United States perspective.
Further information on the Company’s corporate governance practices is set out under the heading “Information Regarding the Board of Directors and Corporate Governance” earlier in this Proxy Statement/Circular.

Corporate Governance Disclosure Requirements	The Company’s Governance Procedures
1. Board of Directors – Disclose how the board of directors (the “Board”) facilitates its exercise of independent supervision over management, including:
The Board has reviewed the independence of each nominee for director of the Company as defined in Canadian National Instrument 58-101 Disclosure of Corporate Governance Practices (“NI 58-101”). A director who is independent has no direct or indirect material relationship with the Company, including a relationship, which, in the view of the Board, could reasonably interfere with the director’s exercise of independent judgment. After having reviewed the role and relationships of each nominee for director, the Board has determined that, pursuant to NI 58-101 alone, the following persons are independent, namely:

(a) the identity of directors that are independent.	Jeffrey Bailey Kathy Goetz Craig Johnson Tina S. Nova, Ph.D.
(b) the identity of directors who are not independent, and the basis for that determination.	Kevin Tang	Kevin Tang is considered to have a material relationship with the Company by virtue of being the Chief Executive Officer of the Company.
(c)    whether or not a majority of the directors are independent. If a majority of directors are not independent, describe what the Board does to facilitate its exercise of independent judgment in carrying out its responsibilities.
A majority (80.0%) of the Board is independent pursuant to NI 58-101.
(d)    If a director is presently a director of any other issuer that is a reporting issuer (or the equivalent) in a jurisdiction or a foreign jurisdiction, identify both the director and the other issuer.

This information is disclosed in the attached proxy under “Proposal 1 - Election of Directors - Other Board Membership”.

Corporate Governance Disclosure Requirements	The Company’s Governance Procedures
(e)    Disclose whether or not the independent directors hold regularly scheduled meetings at which non-independent directors and members of management are not in attendance. If the independent directors hold such meetings, disclose the number of meetings held since the beginning of the issuer’s most recently completed financial year. If the independent directors do not hold such meetings, describe what the board does to facilitate open and candid discussion among its independent directors.

The independent directors hold in camera meetings following every regularly scheduled meeting of the Board, as well as any other time the independent directors deem appropriate. The independent directors met four times during fiscal year 2025.

(f)    Disclose whether or not the chair of the board is an independent director. If the board has a chair or lead director who is an independent director, disclose the identity of the independent chair or lead director, and describe his or her role and responsibilities. If the board has neither a chair that is independent nor a lead director that is independent, describe what the board does to provide leadership for its independent directors.

Kevin Tang is the Chair of the Board, and is also the Chief Executive Officer, and is therefore not an independent director. Accordingly, the Board has appointed Craig Johnson to act as Lead Independent Director. The Lead Independent Director, among other things, will coordinate the activities of the independent directors, serve as liaison between the Chair of the Board, senior management of the Company and the independent directors, and preside at the executive sessions of the independent directors of the Company.

(g) Disclose the attendance record of each director for all board meetings held since the beginning of the issuer’s most recently completed financial year.
•Peter Greenleaf - Board 12/12
•Kevin Tang - Board 12/12; Audit 1/2; Compensation 3/3; Governance & Nomination 2/3
•Jeffrey Bailey - Board 12/12; Audit 5/5; Compensation 5/5; Governance & Nomination 3/3
•Craig Johnson - Board 12/12; Audit 4/5; Compensation 5/5; Governance & Nomination 3/3
•Kathy Goetz - Board 8/8; Compensation 3/3
•Tina S. Nova, Ph.D. - Board 7/8; Audit 2/3
•Dr. David R.W. Jayne - Board 3/4
•Jill Leversage - Board 3/4
•Dr. Karen Smith - Board 3/4

2. Board Mandate – Disclose the text of the board’s written mandate. If the board does not have a written mandate, describe how the board delineates its role and responsibilities.	A copy of the mandate of the Board is attached to this Proxy Statement/Circular as Appendix A.
3.    Position Descriptions –
(a)    Disclose whether or not the board has developed written position descriptions for the chair and the chair of each board committee. If the board has not developed written position descriptions for the chair and/or the chair of each board committee, briefly describe how the board delineates the role and responsibilities of each such position.

The Board has developed written position descriptions for the Chair of the Board, the Lead Independent Director and the Chair of each committee of the Board. These position descriptions are reviewed on an annual basis.

(b)    Disclose whether or not the board and CEO have developed a written position description for the CEO. If the board and CEO have not developed such a position description, briefly describe how the board delineates the role and responsibilities of the CEO.
The Board and the CEO have developed a written position description for the CEO. The position description is reviewed on an annual basis.

Corporate Governance Disclosure Requirements	The Company’s Governance Procedures
4.    Orientation and continuing Education –
(a)    Briefly describe what measures the board takes to orient new directors regarding:
(i)    the role of the board, its committees and its directors;
(ii)    the nature and operation of the issuer’s business.
(b)    Briefly describe what measures, if any, the board takes to provide the continuing education for its directors. If the board does not provide continuing education, describe how the board ensures that its directors maintain the skill and knowledge necessary to meet their obligations as directors.

The Company has not implemented a formal orientation process for its new directors; however, new directors are given the opportunity to individually meet with senior management to improve their understanding of the Company’s business. Newly appointed directors receive an onboarding package and are also provided with reference materials describing the Company’s organizational structure, the structure of the Board and its committees, corporate policies, articles and by-laws, as well as other Board materials. In addition, regardless of whether a meeting of the Board is scheduled, all directors regularly receive information on the Company’s operations, including a report on corporate development activities, operations reports, a financial overview and other pertinent information. All Company executives are available for discussions with directors concerning any questions or comments which may arise between meetings. Yearly the Board solicits feedback from the directors on potential continuing education topics and makes appropriate information available to the directors on relevant continuing education topics.

5.    Ethical Business Conduct –
(a)    Disclose whether or not the board has adopted a written code for the directors, officers and employees. If the board has adopted a written code:
(i)    disclose how a person or company may obtain a copy of the code;
(ii)    describe how the board monitors compliance with its code, or if the board does not monitor compliance, explain whether and how the board satisfies itself regarding compliance with its code;
(iii)    provide a cross-reference to any material change report filed since the beginning of the issuer’s most recently completed financial year that pertains to any conduct of a director or executive officer that constitutes a departure from the code.
(b)    Describe any steps the board takes to ensure directors exercise independent judgment in considering transactions and agreements in respect of which a director or executive officer has a material interest.
(c)    Describe any other steps the board takes to encourage and promote a culture of ethical business conduct.

The Board believes that a culture of strong corporate governance and ethical business conduct must be endorsed by the Board and the executive officers. The Code of Conduct addresses many areas of business conduct and provides a procedure for employees to raise concerns or questions regarding questionable audit or accounting matters. The Code of Conduct is available on the Company’s website at www.auriniapharma.com.
All employees have a duty to report to the Company’s management any violations of the Code of Conduct. Allegations will be investigated by the appropriate personnel. Please also see the disclosure under the heading “Corporate Governance - Code of Conduct and Whistleblower Policy” in this Proxy Statement/Circular for further information on how the Board monitors compliance with the Code of Conduct.
There were no material violations of the Code of Conduct in
2025 that required the filing of a material change report.

For any transactions where a director or executive officer has a material interest, the Board ensures the member discloses such interest and discusses the transaction only once the applicable person is not in attendance.
The Company has adopted a Corporate Disclosure Policy, which is reviewed annually, as well as Clawback, Anti-Fraud and Whistleblower policies. Quarterly financial packages are reviewed and approved by the Audit Committee. The annual financial package is reviewed by the Audit Committee prior to being recommended for Board approval and our CEO and CFO certify in respect of our annual and interim filings.

Corporate Governance Disclosure Requirements	The Company’s Governance Procedures
6.    Nomination of Directors –
(a)    Describe the process by which the board identifies new candidates for board nomination.
(b)    Disclose whether or not the board has a nominating committee composed entirely of independent directors. If the board does not have a nominating committee composed entirely of independent directors, describe what steps the board takes to encourage an objective nominating process
(c)    If the board has a nominating committee, describe the responsibilities, powers and operation of the nominating committee.

The Board reviews, on an annual basis, both the size and composition of the Board. In considering nominees for election to the Board, the Board considers the primary markets in which the Company operates, the expertise and experience necessary to support the Company’s strategy and operations and requirements imposed by law. The Board considers matters as a candidate’s integrity, independence, and residency. The Board then assesses each potential nominee against the criteria developed by the Board.
The Governance Committee, with the assistance of the other members of the Board and of management, is responsible for identifying nominees for election to the Board. The Governance Committee is comprised of three directors who are independent.

7.    Compensation –
(a)    Describe the process by which the board determines the compensation for the issuer’s directors and officers.
(b)    Disclosure whether or not the board has a Compensation Committee composed entirely of independent directors. If the board does not have a Compensation Committee composed entirely of independent directors, describe what steps the board takes to ensure an objective process for determining such compensation.
(c)    If the board has a Compensation Committee, describe the responsibilities, powers and operation of the Compensation Committee.

The remuneration paid to the directors and officers is reviewed each year by the Compensation Committee. The level of remuneration is designed to provide a competitive level of remuneration. The Compensation Committee is comprised of three independent directors.
The mandate of this Committee in respect of compensation matters specifically sets out the following duties and responsibilities:
In respect of Director Compensation and Protection:
(a)    Review periodically director compensation and recommend compensation terms that adequately reflect the responsibilities being assumed by the directors, the Chair of the Board, and Chairs of the committees of the Board and members;
(b)    Administer, review, and recommend on all policies of or agreements by the Company with respect to the indemnification by the Company of its directors and officers, if any.
In respect of the Company’s Officers and Employees and Compensation Plans:
(a)    Review and recommend to the Board the employment, appointment, and compensation arrangements of the CEO of the Company, and in conjunction with the CEO, the employment and appointment of the top executives of the Company and their compensation arrangements, and make changes in these arrangements upon annual reviews of their performance;
(b)    Review with the CEO the position descriptions for the executive employees, ensuring they remain current and accurate;
(c)    Oversee the evaluation of the Company’s CEO;

Corporate Governance Disclosure Requirements	The Company’s Governance Procedures

(d)    Review the CEO’s evaluation of the performance of the employees of the Company, and the CEO’s recommendations with respect to the amount of compensation to be provided to such employees;
(e)    Review the equity compensation plans of the Company for the benefit of employees of the Company and its subsidiaries; review and approve corporate goals and objectives relevant to the CEO and senior management’s compensation, evaluate the CEO and senior management’s performance in light of those goals and objectives, and make recommendations with respect to the CEO and senior executives’ compensation levels based on this evaluation; and make recommendations with respect to the CEO and senior executives’ compensation, incentive-compensation plans and equity-based plans; and
(f)    Administer, review and recommend the equity plans and awards of the Company.

8. Other Board Committees – If the board has standing committees other than the audit, compensation and governance and nominating committees, identify the committees and describe their function.	The Company has no other standing committees.
9.    Assessments – Disclose whether or not the board, its committees and individual directors are regularly assessed with respect to their effectiveness and contribution. If assessments are regularly conducted, describe the process used for the assessments. If assessments are not regularly conducted, describe how the board satisfies itself that the board, its committees, and its individual directors are performing effectively.

Directors annually provide responses to a self-assessment of the Board as a whole, any committees on which they participate, as well as their own performance as a director. These assessments are provided to the Governance Committee on an anonymous aggregated basis for review. The Governance Committee reviews the aggregate reports, and determines if any changes to the Board or any of the committees is warranted. The Governance Committee then reports to the Board with respect to the results of the assessments and any recommendations the Governance and Nomination Committee believes appropriate resulting from the assessments.

10.    Director Term Limits and Other Mechanisms of Board Renewal (Manitoba, New Brunswick, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Québec and Saskatchewan only) – Disclose whether or not the issuer has adopted term limits for the directors on its board or other mechanisms of board renewal and, if so, include a description of those director term limits or other mechanisms of board renewal. If the issuer has not adopted director term limits or other mechanisms of board renewal, disclose why it has not done so.

The Company has not adopted term limits or other mechanisms for Board renewal. The Board has recently gone through an extensive renewal process. Given this recent renewal of the Board, the Company does not consider it appropriate to implement term limits or other mechanisms of Board renewal at this time.

Corporate Governance Disclosure Requirements	The Company’s Governance Procedures
11.    Policies Regarding the Representation of Women on the Board (Manitoba, New Brunswick, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Québec and Saskatchewan only) –
(a)    Disclose whether the issuer has adopted a written policy relating to the identification and nomination of women directors. If the issuer has not adopted such a policy, disclose why it has not done so.
(b)    If an issuer has adopted a policy referred to in (a), disclose the following in respect of the policy:
(i)    a short summary of its objectives and key provisions,
(ii)    the measures taken to ensure that the policy has been effectively implemented,
(iii)    annual and cumulative progress by the issuer in achieving the objectives of the policy, and
(iv)    whether and, if so, how the board or its nominating committee measures the effectiveness of the policy.

The Company has adopted a written policy with respect to the identification and nomination of female directors (the “Recruitment Policy”). The Recruitment Policy requires that the Board consider diversity on the Board from a number of aspects, including but not limited to skills, education and experience. The Board has followed the Recruitment Policy in considering potential candidates for election and appointment of members of the Board and the executive team.

The Governance Committee regularly considers the Recruitment Policy and the diversity needs of the Company and reports to the Board as needed on the Company’s advancements related to this policy. In connection with such review, the Governance Committee will consider the effectiveness of the Company’s approach to diversity and will recommend to the Board any changes that it considers appropriate.

12.    Consideration of the Representation of Women in the Director Identification and Selection Process (Manitoba, New Brunswick, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Québec and Saskatchewan only) – Disclose whether and, if so, how the board or nominating committee considers the level of representation of women on the board in identifying and nominating candidates for election or re-election to the board. If the issuer does not consider the level of representation of women on the board in identifying and nominating candidates for election or re-election to the board, disclose the issuer's reasons for not doing so.

Pursuant to the Recruitment Policy, the Board does consider and evaluate the representation of women on the Board when identifying and nominating candidates for election and re-election to the Board. However, the Company focuses its search for new directors primarily based on the qualification of potential candidates, not specifically based on gender.

13.    Consideration Given to the Representation of Women in Executive Officer Appointments (Manitoba, New Brunswick, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Québec and Saskatchewan only) – Disclose whether and, if so, how the issuer considers the level of representation of women in executive officer positions when making executive officer appointments. If the issuer does not consider the level of representation of women in executive officer positions when making executive officer appointments, disclose the issuer's reasons for not doing so.

Pursuant to the Recruitment Policy, the Board does consider and evaluate the representation of women in the Company’s executive officer positions when identifying and nominating candidates for appointment as executive officers. However, the Company focuses its search for new executive officers primarily based on the qualification of potential candidates, not specifically based on gender.

Corporate Governance Disclosure Requirements	The Company’s Governance Procedures
14.    Issuer's Targets Regarding the Representation of Women on the Board and in Executive Officer Positions (Manitoba, New Brunswick, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Québec and Saskatchewan only) –
(a)    For purposes of this Item, a “target” means a number or percentage, or a range of numbers or percentages, adopted by the issuer of women on the issuer's board or in executive officer positions of the issuer by a specific date.
(b)    Disclose whether the issuer has adopted a target regarding women on the issuer's board. If the issuer has not adopted a target, disclose why it has not done so.
(c)    Disclose whether the issuer has adopted a target regarding women in executive officer positions of the issuer. If the issuer has not adopted a target, disclose why it has not done so.
(d)    If the issuer has adopted a target referred to in either (b) or (c), disclose:
(i)    the target, and
(ii)    the annual and cumulative progress of the issuer in achieving the target.

The Company has not established a target for the representation of women on the Board or in executive officer positions of the Company by a specific date. The Company does not think it is appropriate to set targets because the Company focuses its search for new directors and executive officers primarily based on the qualification of potential candidates, not specifically based on gender.

15.    Number of Women on the Board and in Executive Officer Positions (Manitoba, New Brunswick, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Québec and Saskatchewan only) –
(a)    Disclose the number and proportion (in percentage terms) of directors on the issuer's board who are women.
(b) Disclose the number and proportion (in percentage terms) of executive officers of the issuer, including all major subsidiaries of the issuer, who are women.

As at the date of this Proxy Statement/Circular, two (40.0%) of the Company's directors are women.

As at the date of this Proxy Statement/Circular, none (0%) of the Company’s executive officers, including the Company’s major subsidiaries, is a woman.

Aurinia

Computershare

320 Bay Street, 14th Floor
Toronto, ON M5H 4A6
www.computershare.com

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Form of Proxy - Annual General Meeting to be held on Wednesday, June 3, 2026

This Form of Proxy is solicited by and on behalf of Management and the Board of Directors.

Notes to proxy

1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the Management Nominees whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).
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Aurinia

Computershare
320 Bay Street, 14th Floor
Toronto, ON M5H 4A6
www.computershare.com

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Voting Instruction Form ("VIF") - Annual General Meeting to be held on Wednesday, June 3, 2026

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1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the Management Nominees whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this VIF. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this VIF with signing capacity stated. If you are voting on behalf of a corporation you are required to provide your name and designation of office, e.g., ABC Inc. per John Smith, President.
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VIFs submitted must be received by 11:59 p.m., Eastern Time, on Tuesday, June 2, 2026.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

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Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management Nominees named on the reverse of this VIF.
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